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Standard Commercial Corporation

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STANDARD COMMERCIAL CORPORATION

2201 Miller Road

Wilson, North Carolina 27893

Notice of Annual Meeting of Shareholders

To Be Held August 10, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Standard Commercial Corporation to be held at Hardy Alumni Hall on the campus of Barton College, 400 Atlantic Christian Drive, Wilson, North Carolina, on Tuesday, August 10, 2004 at 12:00 noon to:

(a)	elect three directors for a three-year term expiring in 2007;

(b)	to adopt the 2004 Performance Improvement Compensation Plan and to reserve 800,000 shares for issuance thereunder;

(c)	ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2005; and

(d)	transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on June 10, 2004 will be entitled to vote at the meeting.

Our proxy statement and proxy are enclosed, as is our Annual Report to Shareholders for the fiscal year ended March 31, 2004.

Sincerely,

/s/ Robert E. Harrison
Robert E. Harrison Chairman, President and Chief Executive Officer

June 18, 2004

You are invited to a luncheon immediately following the meeting. If you plan to attend, please complete and return the enclosed card directly to us in the envelope provided or telephone Carol Whitehead at 252-291-5507, Extension 259. If you need directions to Barton College, please contact Mrs. Whitehead.

Please vote your shares promptly by completing and returning your proxy in the envelope provided.

STANDARD COMMERCIAL CORPORATION

Proxy Statement

Annual Meeting of Shareholders

August 10, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of Standard Commercial Corporation, a North Carolina corporation, for use at our Annual Meeting of Shareholders to be held at Hardy Alumni Hall on the campus of Barton College, 400 Atlantic Christian Drive, Wilson, North Carolina, at 12:00 noon on Tuesday, August 10, 2004, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries, for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 2201 Miller Road, Wilson, North Carolina 27893. Copies of this proxy statement and accompanying proxy card were mailed to our shareholders on or about June18, 2004.

Revocability of Proxies

Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us (attention: Corporate Secretary), or by attending the meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon; or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of the three director nominees identified herein;

(2)	FOR adopting the 2004 Performance Improvement Compensation Plan and to reserve 800,000 shares for issuance thereunder;

(3)	FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2005; and

(4)	In the discretion of the proxies with respect to any other matters properly brought before the shareholders at the meeting.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting; but will not be counted in tabulation of votes cast on proposals presented at the meeting and, therefore, will have no effect on the proposals presented to shareholders. While there is no definitive statutory or case law authority in North Carolina with regard to these matters, we believe that our intended treatment of abstentions and broker non-votes at the meeting is appropriate.

Record Date

Only the holders of record of our common stock at the close of business on the record date, June 10, 2004, are entitled to notice of and to vote at the meeting. On the record date, 13,683,398 shares of our common stock were outstanding. Shareholders are entitled to one vote for each share of common stock held on the record date.

CORPORATE GOVERNANCE MATTERS

Board of Directors

The business of the Company is under the general oversight of our Board of Directors as provided by the laws of North Carolina and our bylaws. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role each director must exercise his good faith business judgment of the best interests of the Company.

During fiscal year 2004, the Board of Directors held nine meetings and no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or the committees on which he served. The independent directors meet at least annually in a regularly scheduled meeting without management present and did so once during the last fiscal year. At each regularly scheduled Board meeting the non-management directors, who are those directors who do not serve as officers or employees of the Company, hold an executive session without members of management present.

Our Board has adopted Corporate Governance Guidelines, which are attached as Exhibit A to this proxy statement. Those Guidelines also are posted on our website at www.sccgroup.com, under the heading “Profile – Corporate Governance Guidelines.” The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the Securities and Exchange Commission.

Our Corporate Governance Guidelines expect each of our directors to attend all meetings of the Board and the committees on which they serve. We do not have a policy requiring attendance at our annual meetings of shareholders; however, we hold a regularly scheduled Board meeting immediately following the annual meeting of shareholders, which generally ensures attendance at the annual meeting by most if not all of our directors. All but one (absent due to illness) of our directors attended the 2003 annual meeting of shareholders.

Lead Director and Presiding Director

Our Corporate Governance Guidelines require that our Board elect a Lead Director in the event that the Chairman of the Board is not an independent director. The Lead Director’s responsibilities are set out in the Corporate Governance Guidelines and are as follows:

•	Consult with the Chairman of the Board, the Chief Executive Officer and the Secretary regarding preparation of the agenda for each Board meeting.

•	Advise the Chairman of the Board and the Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management, requesting such additional information as he deems appropriate, that is necessary for the Independent Directors effectively and responsibly to perform their duties.

•	Preside at executive sessions of the Independent Directors, insuring that relevant information is available and that discussion is properly focused.

•	Act as principal liaison between the Independent Directors and the Chief Executive Officer.

•	Insure that Board decisions are implemented and that the Statement of Matters Reserved to the Board, the Corporate Governance Guidelines and the Rules, Regulations and Procedures of Board Committees are observed.

•	Serve on the Executive Committee.

•	Attend meetings of Board Committees.

•	Review, with the Chief Financial Officer and the Chairman of the Finance Committee, the monthly financial statements and comment to the Board.

•	Review monthly, with the Chief Executive Officer, the operations of the Company and comment to the Board.

•	Conduct a biennial evaluation of the Board and its committees and present the findings to the Board.

•	Advise, as requested, the Chief Executive Officer.

•	Carry out special assignments in collaboration with the Chairman of the Board, the Chief Executive Officer, the Board or the Independent Directors.

•	Evaluate annually, together with the Independent Directors, the Chief Executive Officer’s performance and discuss with him the conclusions of the evaluation.

Additionally, the non-management directors annually elect one non-management director to serve as Presiding Director at meetings of non-management directors.

In fiscal year 2004, because Robert E. Harrison, the Company’s President and Chief Executive Officer serves as Chairman, William S. Sheridan was elected by the independent directors to serve as Lead Independent Director and by the non-management directors to serve as Presiding Director.

Director Independence

Our Board is currently composed of ten directors, seven of whom our Board has determined to be independent within the meaning of the New York Stock Exchange listing standards. These seven directors are Messrs. Barrack, Klemann, Howard, McCall, Preslar, Sheridan and Ziegler. As part of such determination of independence, our Board has affirmatively determined that none of these seven directors has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out responsibilities as a director. Mr. Barrack is retiring as a director, effective with the annual meeting, at the end of his current term of office. Messrs. Harrison and Sheets, our President and

Chief Executive Officer and Chief Financial Officer, respectively, are the only two members of management serving as a director. Mr. Kehaya is not considered independent under the New York Stock Exchange listing standards because his brother, Ery W. Kehaya II, is our Senior Vice President and Chief Information Officer.

Board Committees

The Board has established various committees to assist it with the discharge of its responsibilities. These committees and their members are listed below. The Nominating and Corporate Governance Committee, after consultation with the Chairman of the Board or the Lead Director if the Chairman of the Board is not an independent director, nominates the members of these committees and the committee chairmen annually for consideration by the Board. The Board has adopted written charters for each of these committees except the Executive Committee. The chairman of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

The Executive Committee currently consists of William S. Sheridan, Robert E. Harrison and Robert A. Sheets. This committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the last fiscal year, the committee acted on various matters by unanimous written consent.

The Audit Committee currently consists of William S. Sheridan (Chairman), William S. Barrack, Jr., Gilbert L. Klemann, II and B. Clyde Preslar, none of whom have ever been employees of the Company. This committee is primarily concerned with assisting our Board in fulfilling its fiduciary responsibilities relating to accounting policies and auditing and reporting practices, and assuring the independence of our public accountants, the integrity of management and the adequacy of our financial disclosure. Its duties include recommending the selection of independent accountants, reviewing the scope of the audits and the results thereof, and reviewing the organization and scope of our internal systems of financial control and accounting policies. During fiscal year 2004, the Audit Committee held six meetings.

The Compensation Committee currently consists of William A. Ziegler (Chairman), Gilbert L. Klemann, II, H. Carl McCall and William S. Sheridan, none of whom have ever been employees of the Company. This committee is primarily concerned with administering our 2001 Performance Improvement Compensation Plan, determining the compensation of our executive officers and overseeing our pension plans. During fiscal year 2004, the Compensation Committee held ten meetings.

The Finance Committee currently consists of Mark W. Kehaya (Chairman), B. Clyde Preslar, Robert E. Harrison and Robert A. Sheets. This committee is primarily concerned with monitoring the financial condition of the Company and making recommendations regarding financial needs, business planning policies, capital expenditures, dividends, stock repurchases, relations with the financial community, mergers, acquisitions and other major projects. During fiscal year 2004, the Finance Committee held nine meetings.

The Nominating and Corporate Governance Committee currently consists of B. Clyde Preslar (Chairman), William S. Barrack, Jr. and William A. Ziegler, none of whom have ever been employees of the Company. This committee is concerned with recommending to the full Board of Directors candidates for election as director and with issues relating to the appropriate governance of the Company. During fiscal year 2004, the Nominating and Corporate Governance Committee held fifteen meetings.

The charters for the Audit Committee, the Nominating and Corporate Governance Committee and the Finance Committee, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available in the “Profile – Corporate

Governance Guidelines” section on our website at www.sccgroup.com. In addition, they are attached as Appendices B, C and D, respectively, to this proxy statement.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee consists of B. Clyde Preslar, William S. Barrack, Jr. and William A. Ziegler. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent as defined under New York Stock Exchange listing standards. This committee is responsible for establishing the criteria for recommending which directors should stand for re-election to our Board and the selection of new directors to serve on our Board. Pursuant to this authority, the Committee recommended to the Board and the Board appointed H. Carl McCall as a Director in November 2003. Mr. McCall had been recommended to the Committee by William A. Ziegler, one of our Directors. The Committee also recommended to the Board and the Board appointed Nigel G. Howard as a Director in June 2004. Mr. Howard was also recommended to the Committee by Mr. Ziegler. The Committee also is responsible for establishing the procedures for our shareholders to nominate candidates to the Board. Although the Committee has not formulated any specific minimum qualifications for director candidates, the Board has determined in its Corporate Governance Guidelines that desirable characteristics include strength of character, mature judgment, relevant experience and independence. The Committee will consider candidates for the Board recommended by our shareholders. The Nominating and Corporate Governance Committee will evaluate a nominee recommended by a shareholder in the same manner in which the Committee evaluates nominees recommended by other persons. Such recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Henry C. Babb, Senior Vice President, Secretary and General Counsel, Standard Commercial Corporation, 2201 Miller Road, Wilson, North Carolina 27893.

Our bylaws require that any nominee for director must be submitted by a shareholder at least 120 days prior to the date of the meeting at which directors will be elected, unless the date of the meeting has not been publicly announced or disclosed less than 70 days prior to the meeting, in which case the name of a nominee for director must be submitted by a shareholder not more than 10 days after the date the meeting is announced.

Communicating with our Board

Shareholders and other interested parties who wish to communicate with our Board may do so by writing to the Lead Director, Board of Directors of Standard Commercial Corporation, c/o Henry C. Babb, Senior Vice President, Secretary and General Counsel, 2201 Miller Road, Wilson, North Carolina 27893. The independent directors have established procedures for the handling of communications from our shareholders and other interested parties and directed the Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees are to be forwarded to the Lead Director. Communications that relate to matters that are within the responsibility of one of the Board committees are also to be forwarded to the chairman of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary.

Code of Business Conduct

We have adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by our directors and employees. The Code of Business Conduct requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Our Code of Business Conduct complies with the SEC’s rule requiring a code of ethics for our chief executive officer, chief financial officer, chief accounting officer or controller or persons performing similar functions for the Company.

As a mechanism to encourage compliance with the Code of Business Conduct, we have established procedures to receive, retain and address inquiries received, including those regarding accounting or auditing matters. These procedures ensure that individuals may submit concerns in a confidential and anonymous manner. Inquiries relating to the Code of Business Conduct in general may be submitted to appropriate management or to the Company’s Compliance Officer, Henry C. Babb, at Standard Commercial Corporation, 2201 Miller Road, Wilson, North Carolina 27893. Inquiries relating to questionable accounting or auditing matters may be submitted to the Chairman of the Audit Committee, c/o Henry C. Babb, Senior Vice President, Secretary and General Counsel, Standard Commercial Corporation, 2201 Miller Road, Wilson, North Carolina 27893.

Our Code of Business Conduct is available for review under the heading “Corporate Governance Guidelines” in the “Profile” section on our website at www.sccgroup.com.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors receive an annual retainer of $20,000 for serving on our Board of Directors, plus $1,500 for each meeting of the Board they attend and $1,100 for each attended meeting of a Board committee of which they are a member. Our non-employee directors also receive an additional $2,500 per year for serving as chairman of a committee and the Lead Director receives an additional $10,000 per year for service in that capacity. They receive an annual grant of 1,500 option shares and an annual award of restricted stock valued at 50% of the annual retainer. These restricted shares remain restricted until the director is no longer a member of the Board. In fiscal year 2004, an aggregate of 1,470 restricted shares were awarded to non-employee directors. Non-employee directors also receive, in any year in which our Restricted Stock Plan goals are met, restricted stock valued at 15% of their annual retainer. In fiscal year 2004, an aggregate of 4,560 Restricted Stock Plan shares were awarded to non-employee directors. These Restricted Stock Plan awards vest proportionally over four years.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees

Our Articles of Incorporation divide our Board of Directors into three classes as nearly equal in number as possible, each of which serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. At the June, 2004 meeting of the Board of Directors, Nigel G. Howard was appointed to a seat on the Board and has been nominated, along with current directors Robert A. Sheets and William S. Sheridan, to fill a three-year term expiring in 2007. The two other classes of directors, who were elected for terms expiring at the annual meetings in 2006 and 2005, respectively, will remain in office. William S. Barrack, Jr. is retiring as a director, effective with the annual meeting, at the end of his current term of office.

If any nominee is unable or declines to serve as a director at the time of the shareholder meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by our Board of Directors. We do not anticipate that any nominee listed below will be unable or will decline to serve as a director. Under our bylaws, shareholders desiring to nominate a person for election at the meeting were required to give notice to us by April 15, 2004. Because no timely notice has been received, shareholder nominations will not be permitted.

Name, Age and Year First Became Director	Principal Occupation During Past Five Years

Nominees for Term Expiring in 2007

Nigel G. Howard – 59, Director 2004	Retired Deputy Chief Executive, Morgan Crucible Plc, Windsor, United Kingdom. Deputy Chairman Assam Carbon Products, Ltd, India.

Robert A. Sheets – 49, Director 2002	The Company’s Executive Vice President of Finance and Chief Financial Officer since April, 1998. He joined in October, 1995 as Assistant Controller.

William S. Sheridan – 50, Director 1998	Executive Vice President and Chief Financial Officer, Sotheby’s Holdings, Inc., New York, New York since 1996.

Directors Continuing in Office until 2006

Mark W. Kehaya – 36, Director 2000	Partner at Meriturn Partners, LLC, Raleigh, North Carolina, since January, 2002. President, CEO and COO of Eturn Communications, Inc., from November, 2000 to October, 2001. He was employed by the Company beginning in April, 1993 serving variously as Assistant to the President, Finance Director of the Tobacco Division, Vice President-Planning, and as Chief Executive Officer of our tobacco processing facility in St. Petersburg, Russia. Chairman of the Board, Dunn Paper and Director of Johnston Textiles.

B. Clyde Preslar – 49, Director 1999	Vice President - Finance and Chief Financial Officer, Lance, Inc., Charlotte, North Carolina. Prior thereto he was Director of Financial Services with Black & Decker. Director, Forward Air Corporation.

Gilbert L. Klemann, II – 53, Director 2003	Senior Vice President, General Counsel and Secretary of Avon Products, Inc. since January, 2001. Prior thereto he was an Executive Vice President, General Counsel and a Director of Fortune Brands, Inc. (formerly American Brands, Inc.). Director, North American Galvanizing & Coatings, Inc.

Directors Continuing in Office until 2005

Robert E. Harrison – 50, Director 1995	The Company’s Chairman, President and Chief Executive Officer since August, 1996. He joined in July, 1995 as Senior Vice President and Chief Financial Officer and served in the latter position until April, 1998.

William A. Ziegler – 79, Director 1985	Retired partner, Sullivan & Cromwell, Attorneys, New York, New York.

H. Carl McCall – 68, Director 2003	Vice Chairman and Managing Director of Health Point, a private equity firm, since February, 2003. Prior thereto he was a member of the Board of the New York Stock Exchange from June, 1999 to September, 2003. From May, 1993 until December, 2002 he was the Comptroller of the State of New York. Director since 2003, Tyco International.

There are no family relationships among any of our directors and executive officers except that Mark W. Kehaya is the brother of Ery W. Kehaya II, Senior Vice President and Chief Information Officer of the Company.

Vote Required

The three nominees receiving the highest number of votes of the shares present or represented and entitled to vote at the meeting shall be elected as directors.

Our Board of Directors has unanimously approved and recommends that you vote “FOR” the election of the three director nominees listed above.

PROPOSAL NO. 2 – ADOPTION OF THE 2004 PERFORMANCE IMPROVEMENT

COMPENSATION PLAN AND RESERVATION OF 800,000 SHARES THEREUNDER

As part of the Compensation Committee’s overall compensation review in fiscal year 2004, the Committee focused on the effectiveness of the Company’s long-term incentive programs. The Committee reviewed and evaluated the current usage of stock options and restricted stock, the annual share consumption of the program as a percent of common shares outstanding (“grant rate”), the potential dilutive impact of the program, the link to performance, and the program’s effectiveness in building long-term share ownership. The Committee determined that a new long-term incentive strategy comprised of the following elements would best accomplish the Company’s long-term interests:

•	Reducing eligibility for annual equity compensation awards from 84 to approximately 54 senior executives;

•	Targeting an average annual grant rate of no more than 1.5% of common shares outstanding;

•	Discontinuing, for the time being, the use of stock options as a form of long-term incentive;

•	Providing 2/3 of the long-term incentive opportunity in the form of performance restricted shares that are only granted if the Company achieves certain pre-determined financial objectives;

•	Providing 1/3 of the long-term incentive opportunity in the form of career restricted shares that require at least three years of service prior to vesting and are subject to an additional holding period; and

•	Providing sufficient share availability for the program and updating its other features and provisions.

The Committee believes that the new strategy will provide sufficient flexibility to administer the executive compensation program within competitive practice norms and the voting policies and guidelines of many of the Company’s large institutional shareholders. Together, the targeted annual grant rate, the strong link to performance and the required holding periods for certain awards will align the Company’s long-term incentive program with its business strategy, operating environment and executive compensation philosophy.

To implement the new strategy, the Board of Directors adopted, subject to shareholder approval, the Standard Commercial Corporation 2004 Performance Improvement Compensation Plan (the “2004 PICP”) on June 9, 2004, replacing the 2001 Performance Improvement Compensation Plan (the “2001 PICP”) approved by shareholders on August 14, 2001, which in turn replaced the 1992 Performance Improvement Compensation Plan (the “1992 PICP”) approved by shareholders on August 11, 1992. The 2004 PICP will increase the pool of shares available for issuance to key employees and non-employee directors by 800,000 shares and eliminate the limitation on the number of shares that may be granted as non-option awards. Upon shareholder approval of the 2004 PICP, the 2001 PICP will be terminated as to future grants. Any shares remaining available for issuance under the 2001 PICP will be added to the shares available for issuance under the 2004 PICP.

Summary of the Plan

The following is a summary of the material provisions of the 2004 PICP. A copy of the 2004 PICP is attached as Appendix E and it should be read for a complete understanding of its provisions.

Awards under the 2004 PICP may be made to participants in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

Administration

The 2004 PICP is administered by the Compensation Committee of the Board of Directors of the Company, except that the full Board grants and administers awards to non-employee directors. The Compensation Committee is composed of directors who satisfy the non-employee director requirements of Section 16 of the Securities Exchange Act of 1934, the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and the “independence” requirements of the New York Stock Exchange. The Committee has the authority to interpret, construe and administer the 2004 PICP and to select the persons eligible to receive awards. The Committee determines the number of stock options, stock appreciation rights, shares of restricted stock, restricted share units and performance shares subject to an award and the form, duration and other terms and conditions of each award. The Committee may delegate to one or more executive officers the power to make awards to participants who are not executive officers, provided that the Committee must fix the maximum amount, in the aggregate and to any one participant, of such awards that its delegates can make.

Shares Available for Issuance; Individual Limits

The Company will be authorized to issue 800,000 shares of common stock plus 405,430 shares remaining available under the 2001 Plan. Shares subject to awards under the 2004 PICP, the 2001 PICP and the 1992 PICP that lapse, are forfeited, are cancelled or are settled without the issuance of stock after the effective date of the 2004 PCIP, will be available for awards under the 2004 PICP. This includes shares owned by participants that are delivered to the Company to pay all or a portion of the exercise price of any award or to satisfy a participant’s tax obligations in respect of awards.

In addition to aggregate share limits, the 2004 PICP establishes individual limits that provide no participant may be granted in any calendar year (1) stock options and stock appreciation rights with respect to more than 100,000 shares or (2) performance awards designated as “performance-based” compensation under Section 162(m) of the Code with respect to more than 100,000 shares in the case of share-denominated awards or involving more than $1,000,000 in the case of cash-denominated awards.

The common stock subject to an award under the 2004 PICP will be made available from the authorized and unissued shares of common stock of the Company or of issued shares which have been acquired by the Company.

Eligible Participants

Participants under the 2004 PICP include the employees of the Company designated by the Committee and the non-employee directors designated by the Board. The Company estimates that approximately 54 employees and seven non-employee directors will be designated to participate in fiscal year 2005.

Types of Awards

The various forms of awards that may be made to participants under the 2004 PICP are described below.

Incentive Stock Options. The Company may grant tax-favored incentive stock options (“ISOs”) under the 2004 PICP at such times as are determined by the Committee. The exercise price of an ISO may not be less than 100% of the fair market value of the common stock at the date of grant. An ISO and the related stock appreciation right, if any, must be exercised in whole or in part within 10 years from the date of grant or such shorter period as specified by the Committee in the award agreement. The aggregate fair market value of the shares of common stock with respect to which ISOs are exercisable during a calendar year by an eligible participant may not exceed $100,000. The amount of an option granted in excess of the foregoing limitation is treated as a nonqualified stock option. ISOs granted under the 2004 PICP to a participant who, at the time of the option grant, owns stock possessing more than 10% of the voting power of the Company must have an exercise price equal to at least 110% of fair market value and a term of no more than five years. The Committee intends to not use stock options of any sort as a form of long-term incentive, for the time being. However, the Plan allows stock options to be awarded if the Committee so chooses.

Nonqualified Stock Options. The Company may grant nonqualified stock options (“NSOs”) to purchase shares of common stock at such times as are determined by the Committee. The exercise price of a NSO is established by the Committee in the agreement evidencing the award. Such exercise price may not be less than 100% of the fair market value at the time of grant. A NSO and the related stock appreciation right, if any, must be exercised in full or in part as specified by the Committee in the award agreement.

Stock Appreciation Rights. The Company may grant a stock appreciation right (“SAR”) on a stand-alone basis or in connection with an ISO or a NSO. A SAR is a stock right that provides for an amount payable in shares of stock and/or cash, as determined by the Committee, equal, in the case of stand-alone SARs, to the excess of the fair market value of a share of common stock on the date the stock right is exercised, over the fair market value of a share of common stock on the date of grant or, in the case of SARs related to an option, the price at which a participant may exercise the related option to purchase the share of common stock. Any SAR related to an option is subject to the same terms and conditions as the related option and is exercisable only to the extent the option is exercisable. If the related option terminates or lapses, the SAR also terminates or lapses. Upon exercise of a SAR, the number of shares of common stock subject to exercise under the related option is reduced automatically by the number of shares of common stock represented by the related option, or portion thereof, that is surrendered.

Each option and SAR granted under the 2004 PICP is subject to terms and conditions, including employment requirements, consistent with the 2004 PICP, as determined by the Committee. Except as the Committee may provide in the case of a change of control or certain terminations of employment, no option or SAR vests prior to the first anniversary of the date of grant. Unless otherwise provided by the Committee, options and SARs are not transferable by the participant other than by will or the laws of descent and distribution. The purchase price for shares of common stock upon exercise of an option is payable upon terms determined by the Committee and is subject to any limitations set forth in the award agreement. The Committee may establish payment terms for the exercise of options that permit the participant to deliver, as payment upon exercise of an option, shares of common stock, held by the participant for at least six months and having a fair market value equal to the option exercise price. No cash dividends are paid on shares of common stock subject to unexercised options or SARs. The Committee may, however, in its sole discretion, provide for the payment of divided equivalents on shares of common stock subject to an option or SAR.

Restricted Shares and Restricted Share Units. Restricted share and restricted share unit awards may be made as an incentive to perform future services that contribute materially to the successful operation of the Company. A restricted share award is an award of common stock issued with the restriction that the holder may not sell, transfer, pledge or assign the shares and with such other restrictions as the Committee, in its sole discretion, may impose. A restricted share unit award is an award of a unit equal to the value of a share of common stock with such restrictions as the Committee may impose. The Committee determines the purchase price, if any, to be paid for restricted shares, the length of time during which the restrictions will apply and whether dividends or dividend equivalents and other distributions on shares of common stock will be paid to the participant. Unless otherwise provided in the award agreement or determined by the Committee upon termination of employment of a participant prior to the lapse of restrictions, all restricted shares and all restricted share units then held by the participant are forfeited. Unless otherwise determined by the Committee, restricted shares and restricted share unit awards have a minimum vesting period of three years.

Performance Awards. Awards of performance shares may be made as an incentive to perform future services that contribute materially to the successful operation of the Company. Performance awards may be denominated in cash or shares of common stock and may be paid to the participant by the delivery of cash or common stock or any combination thereof, as determined by the Committee, upon achievement of performance objectives during the performance period that the Committee establishes at the time of the award grant. The Committee determines the participants to whom awards of performance shares are made, the performance period and/or the applicable performance objectives, the form of settlement of a performance share and other terms and conditions.

For awards intended to be “performance-based” compensation under Section 162(m) of the Internal Revenue Code, performance measures are selected from among the following Company-wide, operating unit, division, subsidiary or affiliate measures: (i) economic profit, (ii) earnings before interest, taxes, depreciation and/or amortization, (iii) operating income or profit, (iv) operating efficiencies, (v) return on equity, assets, capital, capital employed or investment, (vi) after tax operating income, (vii) net income, (viii) earnings or book value per share, (ix) cash flow(s), (x) total sales or revenues or sales or revenues per employee, (xi) production, (xii) stock price or total shareholder return, (xiii) dividends, (xiv) strategic business objectives, consisting of one or more objectives based on meeting specified targets such as cost reductions, business expansion goals and goals relating to acquisitions or divestitures, (xv) other objective performance criteria established by the Committee, or (xvi) any combination thereof. Each goal may be expressed as an absolute and/or on a relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

Awards to Non-Employee Directors

The Board may grant and administer awards to non-employee directors. The Board determines the terms and conditions of any such awards, including the terms and conditions which shall apply upon a termination of a non-employee director’s service as a member of the Board.

No more than 250,000 shares may be granted to non-employee directors under the Plan, and no more than 10,000 shares, or a number of shares equivalent to $200,000, valued as of the date of grant, may be awarded to any single non-employee director in any single calendar year.

Adjustments

The number of shares available under the 2004 PICP will be, as determined by the Committee, equitably adjusted upon a reorganization, recapitalization, stock split-up, stock dividend, merger, consolidation, sale of assets or similar event affecting the Company. The Committee is also authorized, whenever it determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 PICP to make adjustments in the terms and conditions of, and the performance goals and targets included in, awards, so as to recognize unusual or nonrecurring events affecting the Company or any of its subsidiaries or affiliates, the financial statements of the Company or any subsidiary or affiliate, or changes in applicable laws, regulations, or accounting principles. This includes, without limitation, the authority to make adjustments that, if not made, would mean the Company paying non-deductible compensation to a participant.

Deferrals

The Committee may postpone the exercising or settlement of awards and may permit participants to defer receipt of the shares or cash otherwise payable in respect of any award upon such terms and conditions as the Committee may establish from time to time

Effects of Change in Control

In the event of a “change in control” of the Company (as defined in the 2004 PICP), except to the extent provided in an award agreement, all awards become, subject to the approval of the Committee, immediately exercisable or payable and all restrictions are lifted, provided that any payments with respect to performance awards are made on a pro rata basis.

Amendment and Termination

The 2004 PICP will continue in effect until terminated by the Company. However, no new awards may be granted after June 9, 2014. The Company may also amend the 2004 PICP, but no amendment may be made without approval by the shareholders entitled to vote if (i) such approval is necessary to comply with any statutory or regulatory requirement, including, without limitation, the rules of the applicable stock exchange; (ii) such amendment alters the group of persons eligible to participate; (iii) such amendment increases the maximum number of shares which are available for awards or the individual award limitations; or (iv) such amendment materially increase the benefits accruing to participants. No amendment may, without the written consent of such participant, adversely affect any award previously granted to a participant.

The Committee has the right to amend or modify the terms of any award with the consent of the holder of the award. The Committee does not, however, have the authority to amend the terms of previously granted options in any way that would constitute a repricing or to amend the terms of any award that would be detrimental to the holder of the award.

Federal Income Tax Consequences

The following is a summary of the income tax treatment under the Code of options, SARs, restricted stock and other stock awards under the 2004 PICP. The federal income tax laws pertaining to the 2004 PICP are highly technical and those laws are subject to change at any time. Some variations on the federal income tax consequences described below may occur with respect to participation by persons subject to Section 16(b) of the Securities Exchange Act. The following summary is not intended to be exhaustive and does not discuss any foreign, state or local taxes that might be associated with participation under the 2004 PICP.

Incentive Stock Options

In general, no taxable income will be recognized by an optionee, and no tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The difference between the option price and the fair market value of the shares upon exercise will, however, be a preference item subject to the federal alternative minimum tax. If the optionee makes a “disqualifying disposition” of the shares of common stock acquired through the exercise of an ISO before the later to occur of (i) two years from the date of the grant of the ISO or (ii) one year after the date of the transfer of the shares to him (the”Holding Period”), the optionee will be required to include as ordinary income the gain realized on that disposition to the extent of the lesser of (i) the fair market value of the common stock on the date of exercise of the ISO minus the option price or (ii) the amount realized on the disposition minus the option price. Upon the occurrence of a “disqualifying disposition,” the Company will be entitled to deduct, as compensation paid, the amount so included as ordinary income by the optionee. If the optionee has held the shares for the requisite Holding Period prior to the disposition, the optionee will be taxed according to the rules generally applicable to sales and exchanges and the Company will not be entitled to a tax deduction by reason of the disposition. An optionee who exercises an option may be allowed to pay for his or her shares with cash or with shares of common stock, including shares acquired in a prior ISO exercise. Generally, such payment will not give rise to recognition by the optionee of a gain or loss. If, however, an optionee exercises an option and pays for the shares upon exercise with shares that the optionee acquired in a prior ISO exercise but has not held for the requisite Holding Period, the optionee will be taxed on the disposition of the shares acquired in the prior ISO exercise as if a disqualifying disposition of those shares had occurred.

Nonqualified Stock Options

An optionee granted a NSO will realize no taxable income upon receipt of the NSO, but will be deemed to have realized ordinary taxable income equal to the excess of the fair market value of the stock acquired at the time of exercise of the NSO over the option price paid, unless at the time of exercise the stock remains subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code. Whether an optionee who exercises a NSO will acquire the stock subject to such risk will depend upon the terms of the NSO award as determined by the Committee and set forth in the agreement evidencing the award. For a discussion of the income tax treatment when a participant acquires common stock subject to a substantial risk of forfeiture, see “Restricted Stock” below. The Company will be required for federal income tax purposes to withhold tax on the amount of income realized by the optionee in the transaction. In general, when a NSO is exercised by the exchange of previously acquired stock, the transaction will be considered a tax-free exchange and the optionee will have basis carryover for old shares for an equivalent number of new shares. The basis of any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the NSO, plus any amount of cash paid by the optionee upon the exercise of the NSO. The Company will be entitled to a deduction for federal income tax purposes, in the year the optionee must report the income, in an amount equal to the ordinary income realized by the optionee as a result of exercise of his NSO.

Stock Appreciation Rights

The grant of a SAR will not require recognition of taxable income. Upon, however, the exercise of a SAR, payments received by the participant will be included in the participant’s income as compensation in that year. If payment is made in cash, that amount of cash will be considered income. If the SAR is paid in common stock, income will be recognized in the amount of the fair market value of the common stock. The Company will be entitled to a deduction for compensation in an equal amount, to be recognized in its taxable year in which the participant’s taxable year of income inclusion ends.

Restricted Stock

A recipient of restricted stock, or any other stock award that is subject to a substantial risk of forfeiture, will generally be subject to tax at ordinary income rates on the excess over the purchase price, if any, of the fair market value of the restricted stock, or other stock award, at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code. A recipient who, however, so elects under Section 83(b) within 30 days of the date of transfer of the shares will have ordinary taxable income on the date of transfer of the shares equal to the excess of the fair market value of such shares, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock or other stock award. The Company will be entitled to a deduction for federal income tax purposes, in the year the participant is taxable, in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock award.

Performance Shares

A participant granted an award of performance shares will not recognize income at the time of the grant but generally will recognize ordinary income when the award is settled, either at the conclusion of the performance period or at the end of the deferral period elected by a participant. The amount of ordinary income recognized will be equal to the sum of the cash received, if any, plus the then fair market value of the shares of common stock received. The Company will be entitled to a deduction for federal income tax purposes, in the year the participant is taxable, in an amount equal to the ordinary income realized by the participant as a result of the performance share award.

Section 162(m)

Section 162(m) of the Code prohibits a public corporation from taking a federal income tax deduction for compensation in excess of $1,000,000 per year paid individually to its chief executive officer and to its four other most highly paid officers. Performance-based compensation made pursuant to a plan approved by stockholders is not subject to this deductibility limitation. The 2004 PICP has been structured to permit awards and payments that will satisfy the requirements applicable to performance-based compensation.

Payments Upon Change in Control

The 2004 PICP authorizes the acceleration of payment of awards and related shares of common stock in the event of a change in control or potential change in control of the Company, as defined in the 2004 PICP. Such acceleration of payment may cause part or all of the consideration involved to be treated as a “parachute payment” under the Code, which may be subject to a 20% excise tax payable by the participant and may not be deductible by the Company.

2004 PICP Benefits

As of the date of this proxy statement, the Committee has not determined any awards to be paid under the 2004 PICP. The “Non-Employee Director Compensation” and “Compensation of Executive Officers” sections of this proxy statement set out information concerning grants and payments made under the 2001 Plan in fiscal year 2004.

Required Vote and Recommendation

The approval of the adoption of the 2004 PICP requires the affirmative vote of a majority of the shares of the Company’s common stock represented and voting at the annual shareholders meeting.

Our Board of Directors has unanimously approved and recommends that you vote “FOR” the adoption of the 2004 PICP and the reservation of 800,000 shares of common stock for issuance thereunder.

PROPOSAL NO. 3 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Audit Committee has appointed the firm of Deloitte & Touche LLP, Raleigh, North Carolina, to serve as our independent auditors for the fiscal year ending March 31, 2005, and recommends that the shareholders ratify such action. Shareholder ratification of the selection of Deloitte & Touche as our independent auditors is not required by our bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche to our shareholders for ratification as a matter of good corporate practice. If the appointment of Deloitte & Touche is not ratified by the shareholders, the Audit Committee will reconsider its selection. Deloitte & Touche has audited our accounts since 1988 and has advised us that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Deloitte & Touche are expected to attend the shareholder meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Audit Fees

Deloitte & Touche billed us aggregate fees of approximately $1.6 million and $1.5 million for professional services rendered for the audit of our annual financial statements for fiscal years 2004 and 2003, respectively, and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of those fiscal years.

Audit-Related Fees

Deloitte & Touche billed us aggregate fees of approximately $0.2 million and $0.5 million for audit- related services for fiscal years 2004 and 2003, respectively. These fees relate primarily to Sarbanes-Oxley readiness and debt refinancing.

Tax Fees

Deloitte & Touche billed us aggregate fees of approximately $0.4 million and $0.3 million in connection with tax-related services in fiscal years 2004 and 2003, respectively. These services were for tax preparation and review of our tax returns in those fiscal years.

Financial Information Systems and Implementation Fees

We did not engage Deloitte & Touche in fiscal years 2004 or 2003 to perform any services for financial information systems design or implementation.

All Other Fees

We did not engage Deloitte & Touche in fiscal years 2004 or 2003 to perform any other services.

The Audit Committee of the Board of Directors considered the non-audit services rendered by Deloitte & Touche to be compatible with the maintenance of Deloitte & Touche’s independence. The Audit Committee discussed these services with Deloitte & Touche and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as those promulgated by the American Institute of Certified Public Accountants.

Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by Deloitte & Touche as discussed above, as required by SEC regulation.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Deloitte & Touche as our independent auditors.

Our Audit Committee has unanimously approved and our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche as our independent auditors for the fiscal year ending March 31, 2005.

PRINCIPAL SHAREHOLDERS

The following table sets forth at June 10, 2004, based on 13,683,398 shares of common stock outstanding, the common stock owned beneficially, according to advice received by our company, by each 5% or larger shareholder, by each director, by each of the executive officers listed in the Summary Compensation Table and by all executive officers and directors as a group:

Name and Address	Shares Owned		% of Class
FMR Corp. 82 Devonshire Street E14B Boston, MA 02109	1,360,665	(1)	9.9%

Various Trusts Established by Ery W. Kehaya 474 Dover Road Tequesta, FL 33469	1,177,303	(2)	8.6%

Helga L. Kehaya 474 Dover Road Tequesta, FL 33469	1,001,473	(3)	7.3%

Wachovia Corporation One Wachovia Center Charlotte, NC 28288-0137	977,363		7.1%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue Santa Monica, CA 90401	936,308	(4)	6.8%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	836,600	(5)	6.1%

Berno, Gambal & Barbee, Inc. 1100 North Glebe Road Arlington, VA 22201	820,405	(6)	6.0%

Mark W. Kehaya 2805 Lakeview Drive Raleigh, NC 27609	509,216	(7)	3.7%

Robert E. Harrison	78,824	(8)	*
Alfred F. Rehm, Jr.	26,105	(9)	*
Robert A. Sheets	21,687	(10)	*
William A. Ziegler	20,371		*
Henry C. Babb	18,826	(11)	*
William S. Barrack, Jr.	14,238		*
William S. Sheridan	12,836		*
John H. Saunders	11,886	(12)	*
B. Clyde Preslar	11,240		*
Gilbert L. Klemann, II	2,945		*
H. Carl McCall	—		*
Nigel G. Howard	—		*

All Directors and Corporate Officers as a group	1,214,800	(13)	8.9

*	Less than one percent.

1)	According to a Form 13G filed on February 16, 2004, and reporting information as of December 31, 2003, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 1,360,665 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, referred to herein collectively as the FMR Funds.

Edward C. Johnson III, Chairman of FMR Corp., FMR Corp. (through its control of Fidelity) and the FMR Funds each has sole power to dispose of the shares of our common stock owned by the FMR Funds. Neither FMR Corp. nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the FMR Funds, which power resides with the FMR Funds’ Boards of Trustees.

Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson III owns 12.0% and Abigail Johnson owns 24.5% of the aggregate voting stock of FMR Corp. Through their ownership of voting common stock and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

2)	Co-trustees of the trusts are Helga L. Kehaya, Mark W. Kehaya and Wachovia Bank, N.A.

3)	Mrs. Kehaya is deemed a 10% owner by virtue of her status as a trustee of various trusts established by Ery W. Kehaya.

4)	According to a Form 13G filed on February 6, 2004, and reporting information as of December 31, 2003, Dimensional Fund Advisors Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, referred to herein collectively as the DFA Funds. In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the shares of our common stock owned by DFA Funds. Dimensional disclaims beneficial ownership of those shares.

5)	According to a Form 13G filed on February 13, 2004, and reporting information as of December 31, 2003, jointly filed by T. Rowe Price Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and T. Rowe Price Small-Cap Value Fund, Inc., these securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 700,000 shares, representing 5.1% of our common stock). T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price Associates, Inc. disclaims beneficial ownership of those shares.

6)	According to a Form 13F filed on May 14, 2004, this information is as of March 31, 2004. No other pertinent information regarding the shareholder is disclosed.

7)	Mark W. Kehaya is deemed a 10% owner by virtue of his status as a trustee of various trusts established by Ery W. Kehaya. Includes 1,830 shares owned by his wife, 2,558 shares owned by his child and 1,267 shares held for Mr. Kehaya’s account by the trustee of the Company’s 401-K Savings Plan.

8)	Includes 1,854 shares held for Mr. Harrison’s account by the trustee of the Company’s 401-K Savings Plan.

9)	Includes 363 shares held for Mr. Rehm’s account by the trustee of the Company’s 401-K Savings Plan.

10)	Includes 83 shares held for Mr. Sheets’ account by the trustee of the Company’s 401-K Savings Plan.

11)	Includes 16 shares held for Mr. Babb’s account by the trustee of the Company’s 401-K Savings Plan.

12)	Includes 669 shares held for Mr. Saunders’ account by the trustee of the Company’s 401-K Savings Plan.

13)	Includes shares of common stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within sixty days of June 10, 2004, as follows: Mark W. Kehaya, 1,875 shares; Robert E. Harrison, 43,144 shares; Alfred F. Rehm, 17,000; Robert A. Sheets, 7,500 shares; William A. Ziegler, 2,875 shares; Henry C. Babb, 8,100 shares; William S. Barrack, Jr., 2,875 shares; William S. Sheridan, 2,875 shares; John H. Saunders, 5,550 shares; B. Clyde Preslar, 2,875 shares; Gilbert L. Klemann, II, 375 shares; and the directors and corporate officers as a group, 125,644 shares.

Includes restricted shares of common stock, as follows: Mark W. Kehaya, 5,143 shares; Robert E. Harrison, 15,643 shares; Alfred F. Rehm, 8,607; Robert A. Sheets, 6,766 shares; William A. Ziegler, 6,190 shares; Henry C. Babb, 5,654 shares; William S. Barrack, Jr., 6,190 shares; William S. Sheridan, 5,936 shares; John H. Saunders, 5,591 shares; B. Clyde Preslar, 5,936 shares; Gilbert L. Klemann, II, 570 shares; and the directors and corporate officers as a group, 94,703 shares. The shares are restricted, depending on the type of restricted shares held by the individual, for either four years from the date of the award, provided the recipient remains employed by us, or until the recipient retires from the Board. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors establishes and administers the Company’s executive compensation programs. During fiscal year 2004, the Committee was composed of four non-employee members of the Board, all of whom were “independent” directors under the NYSE listing standards and “outside directors” with respect to Section 162(m) of the Internal Revenue Code. The Committee regularly reports to the Board and works directly with an independent outside consultant in its review and assessment of the Company’s executive compensation programs.

Compensation Philosophy and Objectives

In fiscal year 2004, the Committee worked with an independent outside consultant to conduct a comprehensive review of the Company’s executive compensation philosophy and objectives. An outcome of this process was the reaffirmation of the Company’s core compensation principles, with particular focus on the following:

•	Attracting and retaining exceptionally competent executives;

•	Motivating and rewarding executives to achieve maximum profitability ;

•	Providing total compensation opportunities that are competitive with comparable companies requiring similar executive skills and experiences;

•	Linking a significant portion of executive pay to Company and individual performance through effective annual and long-term incentive programs;

•	Aligning executive rewards with long-term shareholder value through equity ownership opportunities and share retention requirements; and

•	Using equity efficiently and effectively by controlling aggregate annual grant rates and limiting participation to those individuals who can directly impact shareholder value creation.

Executive Compensation Arrangements

Apart from benefits dealt with in the accompanying tables, an executive officer’s total compensation consists of base salary, annual cash incentives and long-term incentives.

Base Salary. In determining base salaries for the executive officers, the Committee examines published market survey data from both the wholesale trade and general industry and considers the executive officer’s responsibilities, the past and present performance of the Company and the individual, the activities for which the individual is responsible, and the future potential of the executive. A custom compensation peer group is used from time to time to draw appropriate comparisons between the salaries of the Company’s senior executives and those executives leading similarly situated and performing companies. The peer group used for assessing executive compensation is chosen to represent the relevant labor market for executive talent, and therefore is not comprised of the same companies against which total return to shareholder comparisons are made in the performance graph included in this proxy.

Annual Cash Incentives. On June 11, 1998, the Board adopted the Annual Incentive Plan (“the AIP”), pursuant to which executive leadership has been rewarded with a performance based cash award for team and personal achievements that lead to business growth and increased shareholder value. Performance has been measured during the plan year and awards determined by two components: business results and individual key performance objectives. The business results component has been based on desired financial and operating performance as determined by the Committee. Key performance objectives have been individual goals established at the start of each plan year.

Long-Term Incentives. The long-term incentive arrangements that have been in effect have allowed executives the opportunity to receive shares of the Company’s common stock based on the 2001 Performance Improvement Compensation Plan (the “2001 PICP”) approved by the shareholders on August 14, 2001, which replaced the 1992 Performance Improvement Compensation Plan (the “1992 PICP”) approved by the shareholders on August 11, 1992. The 2001 PICP has authorized the Committee to make effective for designated employees various arrangements based on shares of Company stock.

On August 14, 2001, the Committee, acting pursuant to the 2001 PICP, adopted the 2001 Restricted Stock Plan (“the 2001 RSP”), replacing the Restricted Stock Plan adopted by the Committee on June 14, 1993. The 2001 RSP was established as a means of awarding certain employees, to the extent specified performance objectives are met, restricted shares of the Company’s common stock. In establishing it, the Committee had in mind not only the objectives generally applicable to the Company’s compensation arrangements, but causing participating employees to own more shares of the Company’s stock than might otherwise be the case and to identify more closely with shareholder interests. The Company’s executive officers have been among those who have been designated as eligible to participate. The 2001 RSP has called for awards of restricted stock being made on the basis of overall Company performance in terms of economic profit, i.e. return on assets less cost of capital. No awards have been made following a year in which economic profit has not been at least equal to a threshold figure. The Committee has established a target economic profit for the year and the pool that would be available if that target were to be achieved. Correspondingly more or fewer shares have been awarded to the extent the target has been exceeded or not achieved. Shares awarded pursuant to the RSP on or after June 10, 1998 vest over a four-year period at the rate of one fourth per year. Shares awarded pursuant to the RSP prior to that date remain restricted for seven years, except in the case of specified circumstances. Based on fiscal year 2003 performance, 125,278 shares were awarded in fiscal 2004.

On August 14, 2001, the Committee, acting pursuant to the 2001 PICP, adopted the 2001 Nonqualified Stock Option Plan (“the 2001 NSOP”), replacing the Nonqualified Stock Option Plan adopted by the Committee on June 10, 1998. Nonqualified stock option awards have been made to certain executives in approximate proportion to their relative salaries. The 2001 NSOP has provided a participant the opportunity to purchase shares of the Company’s common stock at a fixed price, regardless of the actual stock market price on the date the option is exercised. In fiscal 2004, 82,500 options were awarded at a grant price of $17.40 per share. Nonqualified stock option grants vest one fourth on the first anniversary of the grant date and an additional one fourth on each of the second, third, and fourth anniversaries of the grant date. Options granted during or after fiscal 2002 expire ten years from grant date, except as otherwise determined by the Committee. Options granted prior to fiscal 2002 expire seven years from grant date, except as otherwise determined by the Committee.

As part of the overall compensation review in fiscal year 2004, the Committee specifically focused on the effectiveness of the Company’s long-term incentive programs. More specifically, the Committee reviewed and evaluated the current usage of stock options and restricted stock, the annual share consumption of the program as a percent of common shares outstanding (“grant rate”), the potential dilutive impact of the program, the link to performance, and the effectiveness of the program in building long-term share ownership.

As a result of its fiscal year 2004 review, the Committee has determined that a new long-term incentive strategy comprised of the following elements will best accomplish the Company’s long-term incentive objectives:

•	Reducing eligibility for annual equity compensation awards from 84 to 54 senior executives;

•	Targeting an average annual grant rate of no more than 1.5% of common shares outstanding;

•	Discontinuing, for the time being, the use of stock options as a form of long-term incentive;

•	Providing 2/3 of the long-term incentive opportunity in the form of performance shares that are only granted if the Company achieves certain pre-determined financial objectives;

•	Providing 1/3 of the long-term incentive opportunity in the form of career restricted shares that require at least three years of service prior to vesting and are subject to an additional holding period; and

•	Providing sufficient share availability for the program and updating its other features and provisions.

On June 9, 2004, the Board adopted, subject to shareholder approval, the 2004 Performance Improvement Compensation Plan (“the 2004 PICP”). The 2004 PICP is substantially similar to the 2001 PICP approved by the stockholders on August 14, 2001, with the following material changes:

•	Reserving an additional 800,000 shares for issuance under the Plan; and

•	Eliminating restriction with regard to that part of the available shares which may be granted as non-option awards.

The Committee believes these and other changes should be made in order to provide sufficient flexibility in administering the executive compensation program going forward. These changes also will result in total plan costs that are (a) within competitive practice norms and (b) within the voting policies and guidelines of many of our large institutional shareholders. When combined with the targeted annual grant rate, the strong link to performance, and required holding periods for certain awards, the Committee believes that the 2004 PICP and its underlying programs will be aligned with the Company’s business strategy, operating environment and executive compensation philosophy.

On June 9, 2004 the Committee approved in principle changes to the existing rules, regulations and procedures in connection with restricted stock awards in order to effectuate both performance shares and career shares pursuant to the new long-term incentive plan strategy and program design. The performance share provisions of the changed rules, regulations and procedures are consistent with the provisions that have been in effect in the past. The performance share provisions call, as the 2001 RSP has called, for awards of restricted stock being made on the basis of overall Company performance in terms of economic profit. The Committee establishes a target economic profit for the year that corresponds to a target number of performance shares. No awards are made for a year in which economic profit is not at least equal to a threshold figure. Correspondingly more or fewer shares are awarded to the extent the target is exceeded or not achieved. Shares awarded pursuant to the performance share provisions will have ratable vesting at the rate of 25% per year in each of the next four years following the date of grant.

Career shares will be awarded based on the relative responsibilities of each eligible position. In adopting the career share provisions of the changed rules, regulations and procedures the Committee had in mind not only the objectives generally applicable to the Company’s compensation arrangements, but causing participating employees to own more shares of the Company’s stock for a longer period of time than might otherwise be the case and to identify more closely with long-term shareholder interests. The

Company’s executive officers are among those who have been designated as eligible to participate. Career shares will have cliff vesting at the end of the third-year following the date of grant, with an additional holding period following vesting.

The holding period requirements prescribed in the changed rules, regulations and procedures specify that 100% of the career shares, net of taxes, awarded an executive must be held until the earlier of (a) reaching age 60 (i.e. 5-years before the Company’s normal, for pension purposes, retirement age of 65), (b) termination of employment, or (c) 7-years from the date of vesting. The Committee believes that this requirement appropriately lengthens the relevant performance horizon and ensures capital accumulation over time while not hindering appropriate retirement planning or penalizing individuals with the potential for long service. The Committee also believes that this requirement is a better method for accomplishing these objectives than executive share ownership guidelines.

Compensation for the Chief Executive Officer

Base Salary. Mr. Harrison’s performance was reviewed by the Committee at the end of fiscal year 2003 and discussed with the Board in executive session. The Committee then determined Mr. Harrison’s base salary for fiscal year 2004. The Committee took into consideration primarily his personal performance, the performance of the Company, the compensation paid to chief executive officers by the Company’s principal competition and an appropriate relationship between Mr. Harrison’s compensation and that of the executive officers reporting to him. Mr. Harrison’s salary was increased for fiscal year 2004 from $470,000 to $490,000.

Annual Incentive. The Committee established aggressive performance targets for annual incentive awards based on fiscal year 2003 performance. In fiscal year 2004, Mr. Harrison was awarded $268,801, as determined in accordance with the formulae applicable to the AIP, on account of fiscal year 2003 performance.

Long-Term Incentive. During fiscal year 2004, the Board granted Mr. Harrison 4,059 shares of restricted stock valued at $17.40 (based on the market value of a share on the date of grant) and 12,000 options to acquire stock at an exercise price of $17.40 (the fair market value of a share on the date of grant). Mr. Harrison’s long-term incentive awards were determined in accordance with the rules, regulations, and procedures of the 2001 RSP and the 2001 NSOP.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a corporation’s chief executive officer and to the four highest paid executive officers, other than the CEO, whose compensation must be disclosed in the company’s proxy materials under federal securities laws. Although no executive officer of the Company received compensation in fiscal 2004 in excess of the $1 million deductibility threshold established by Section 162(m), the Committee will continue to consider the deductibility and performance-based compensation issues raised by Section 162(m).

This report has been provided by the Compensation Committee:	Gilbert L. Klemann, II H. Carl McCall William S. Sheridan William A. Ziegler (Chairman)

The information contained in this proxy statement under the headings “Compensation Committee Report” and “Performance Graph” is not soliciting material and is not and will not be deemed filed with the SEC and is not and will not be incorporated by reference in any filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and regardless of any general incorporation language in any such filing.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all cash and non-cash compensation paid by the Company for services in all capacities during the fiscal years ended March 31, 2004, 2003 and 2002 to the Chief Executive Officer and the other four most highly paid executive officers. These executive officers are referred to as the Named Executive Officers.

	Annual Compensation			Long-Term Compensation		Other Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards (1)	Securities Underlying Options	401(k) Savings Incentive Plan (2)
Robert E. Harrison Chairman, President and Chief Executive Officer	2004 2003 2002	$490,000 470,000 445,000	$268,801 350,871 441,722	$70,627 70,020 26,580	12,000 12,000 12,000	$3,400 3,400 3,400

Alfred F. Rehm, Jr. Executive Vice President – Global Sales and Customer Relations	2004 2003 2002	$317,000 300,000 275,000	$211,410 175,774 192,997	$45,083 43,260 13,552	7,500 7,500 7,500	$3,400 3,400 3,400

Henry C. Babb Senior Vice President, Corporate Counsel and Secretary	2004 2003 2002	$266,000 256,000 247,354	$89,268 118,207 151,991	$38,471 38,920 15,311	3,000 3,000 3,000	$3,400 3,400 3,400

Robert A. Sheets Executive Vice President – Finance and Chief Financial Officer	2004 2003 2002	$225,000 213,000 202,000	$88,170 114,035 142,462	$31,999 31,780 12,252	5,000 5,000 5,000	$3,400 3,400 3,400

John H. Saunders Senior Vice President – Americas	2004 2003 2002	$206,802 197,897 189,375	$68,656 96,241 105,877	$29,737 29,800 12,743	3,000 3,000 1,500	$3,400 3,400 3,400

(1)	Fiscal 2004, fiscal 2003 and fiscal 2002 restricted stock awards were based on performance in the prior fiscal year. The amounts shown in this column were calculated by multiplying the number of shares issued by the closing market price ($17.40, $20.00 and $15.85, respectively) of the Company’s common stock on the date of issuance. Details of the restricted stock, including certain restrictions and forfeiture provisions, are set forth under “Long-Term Incentives.”

(2)	Consists of employer contributions under the Company’s 401(k) Savings Incentive Plan. Eligible employees in the United States may contribute the lesser of 18% of recognizable compensation or the maximum amount permitted under the Internal Revenue Code. The Company partially matches employee contributions with contributions in the form of shares of the Company’s common stock. Noncash personal benefits for each of the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the cash compensation reported.

Option Grants During Fiscal Year 2004

The following table summarizes all option grants during the fiscal year ended March 31, 2004 to the Named Executive Officers:

Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year 2004	Exercise Or Base Price Per Share	Expiration Date¹	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term²
					5%	10%
Robert E. Harrison	12,000	14.55%	$17.40	August 12 2013	$131,313	$332,773
Alfred F. Rehm, Jr.	7,500	9.09%	$17.40	August 12 2013	$82,071	$207,983
Henry C. Babb	3,000	3.64%	$17.40	August 12 2013	$32,828	$83,193
Robert A. Sheets	5,000	6.06%	$17.40	August 12 2013	$54,714	$138,656
John H. Saunders	3,000	3.64%	$17.40	August 12 2013	$32,828	$83,193

(1)	The stock option grants shown were made in fiscal year 2004 pursuant to the 2001 Performance Improvement Compensation Plan and become exercisable in equal annual installments over four years from the date of the grant.

(2)	These amounts represent assumed rates of appreciation during the ten-year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s common stock. The amounts reflected in this table may not be achieved.

Aggregate Option Exercises Fiscal Year 2004 and Fiscal Year 2004-End Option Values

The following table sets forth information concerning holdings as of March 31, 2004, by the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable[2]	Number of Unexercised Options As of March 31, 2003 Unexercisable[2]	Exercisable[2]	Value of Unexercised In-the-Money Options At March 31, 2003[1] Unexercisable[2]
Robert E. Harrison	20,000	$204,900	34,144	27,000	$249,568	$20,100
Alfred F. Rehm, Jr.	0	0	11,375	16,875	74,100	12,563
Henry C. Babb	0	0	5,850	6,750	48,030	5,025
Robert A. Sheets	9,000	$110,950	3,750	11,250	2,625	8,375
John H. Saunders	0	0	3,300	6,750	14,640	5,025

(1)	Calculated by subtracting the exercise price from the closing price of the Company’s common stock as reported by the New York Stock Exchange on March 31, 2004 and multiplying the difference by the number of shares underlying each option.

(2)	The first number represents the number or value (as called for by the appropriate column) of exercisable options; the second number represents the number or value (as called for by the appropriate column) of unexercisable options.

Employment Agreements

In March 1997, the Company entered into a three-year employment agreement with Robert E. Harrison, its Chairman, President and Chief Executive Officer (and then Chief Financial Officer). The agreement provides for an initial base salary of $350,000 per year, subject to annual review, annual cash bonuses upon achievement of performance goals, as determined by the Compensation Committee, and other employee benefits. In addition, the agreement, which was ratified by the Board on April 14, 1997, provided for the grant to Mr. Harrison of nonqualified options to purchase 100,000 shares of the Company’s common stock at an exercise price of $17.00. These options were replaced on December 15, 1998 with an option to purchase 45,144 shares at $8.875 a share, subject to the same vesting provisions as the options granted to other executives. Mr. Harrison’s employment agreement is automatically renewable for successive two-year periods. The agreement also contains a covenant by Mr. Harrison not to compete with the Company until one year after his termination, except if he is terminated without cause. The agreement also provides that in the event Mr. Harrison’s employment is terminated without cause, including in connection with a change in control, he will receive termination pay in a lump sum equal to two years’ base salary and one year’s bonus.

In December 1997, the Company entered into an employment agreement with Henry C. Babb, its Senior Vice President – Public Affairs, Secretary, and General Counsel. The agreement provides for an initial base salary of $224,000, subject to annual review, and eligibility to participate in other employee benefit programs. The agreement also provides that in the event Mr. Babb’s employment is terminated without cause, including in connection with a change in control, he will receive termination pay in a lump sum equal to two years’ base salary.

In March 1999, the Company entered into an employment agreement with Robert A. Sheets, its Executive Vice President of Finance and Chief Financial Officer. The agreement provides for an initial base salary of $150,000, subject to annual review, and the eligibility to participate in other employee benefit programs. The agreement provides that in the event of a change in control, he will receive termination pay in one lump sum equal to two years’ base salary and that in the event of termination without cause, he will continue to receive his base pay plus benefits for one year.

Retirement Plans

The Company has a Defined Benefit Pension Plan for participating employees in the United States who retire directly from employment or who terminate service with vested rights. In addition, an immediate benefit is provided to the surviving spouse upon death of an active or disabled participant. The Company pays the full cost of the plan. Employees who are at least 21 years old and have been employed for at least one year are covered by the plan. The right to receive benefits under the plan is 100% vested after five years of service. The monthly benefit payable upon retirement is based on average compensation for the three highest of the last ten years of employment multiplied by various factors for each year of service up to 40. The definition of compensation includes amounts deferred under the Company’s 401(k) Savings Incentive Plan and Pretax Medical Plan, but excludes bonuses and other awards. The maximum annual benefit payable from the plan is limited by Section 415 of the Internal Revenue Code to $165,000 in calendar 2004 ($160,000 in calendar 2003 and 2002).

A nonqualified Supplemental Retirement Plan provides such benefits from the Company’s general funds as would otherwise be provided under the Defined Benefit Pension Plan except for Internal Revenue Code limitations on amounts which may be paid out of a tax-qualified plan.

The table below shows representative total annual retirement benefits payable to an employee retiring in 2004 under the Defined Pension Benefit Plan and the Supplemental Retirement Plan for specified levels of compensation and years of service computed as a straight-life annuity at age 65.

Final Average Compensation	Years of Credited Service at Age 65
	15	20	25	30	35	40
100,000	20,200	27,000	33,700	40,500	46,000	49,700
125,000	26,400	35,200	44,000	52,800	60,100	64,800
150,000	32,600	43,500	54,400	65,200	74,200	79,800
175,000	38,800	51,700	64,700	77,600	88,300	94,900
200,000	45,000	60,000	75,000	90,000	102,500	110,000
250,000	57,400	76,500	95,600	114,700	130,700	140,100
300,000	69,700	93,000	116,200	139,500	159,000	170,200
350,000	82,100	109,500	136,900	164,200	187,200	200,300
400,000	94,500	126,000	157,500	189,000	215,500	230,500
450,000	106,900	142,500	178,100	213,700	243,700	260,600
500,000	119,200	159,000	198,700	238,500	272,000	290,700
550,000	131,600	175,500	219,400	263,200	300,200	320,800
600,000	144,000	192,000	240,000	288,000	328,500	351,000

As of March 31, 2004, Messrs. Harrison, Rehm, Babb, Sheets and Saunders had 8, 25, 6, 8 and 30 years of service, respectively, for pension purposes. The pensionable compensation covered by the U.S. retirement plan in 2004, 2003, and 2002 for each Named Executive Officer, is equal to the “salary” amount shown in the table under “Summary Compensation.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Comittee for fiscal 2004 were Gilbert L. Klemann, II, H. Carl McCall, William S. Sheridan, and William A. Ziegler. Messrs. Klemann, McCall, Sheridan and Ziegler were not at any time during the fiscal year ended March 31, 2004 or at any other time an officer or employee of the Company. None of the Company’s executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a policy that all transactions between the Company and/or any of its subsidiaries and our directors, executive officers and other affiliates must be approved by a majority of the members of our Board of Directors and by a majority of the disinterested members of our Board, and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.

PERFORMANCE GRAPH

The following graph compares total return, including reinvestment of dividends, on our common stock to the total returns of the Russell 2000 Stock Index and a Peer Group Index, or PGI, as defined below for the last five fiscal years ending March 31, 2004. The comparison assumes a $100 investment on March 31,

1999 in (1) our common stock, (2) the Russell 2000 Stock Index and (3) the PGI, and shows in each case the change in stock price and dividends paid (assuming dividend reinvestment) over the ensuing five years.

NOTE: The past performance shown in the graph above is not necessarily indicative of future performance.

	1999	2000	2001	2002	2003	2004
Standard Commercial	$100.00	$77.29	$269.01	$444.92	$368.01	$442.59
Peer Group	$100.00	$62.48	$179.82	$181.67	$176.31	$242.58
Russell 2000 Index	$100.00	$135.51	$113.12	$127.15	$91.53	$148.21

The PGI combines the weighted total return, based on the average month-end market capitalization, of the other two leaf tobacco dealers (DIMON Incorporated and Universal Corporation) publicly traded in the United States.

AUDIT COMMITTEE REPORT

The Audit Committee consists of William S. Sheridan, William S. Barrack, Jr., Gilbert L. Klemann, II and B. Clyde Preslar. All of the members of the Audit Committee are independent as defined under New York Stock Exchange listing standards and that all members also are financially literate. The Board also has determined that Mr. Sheridan is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee operates under a written charter that was recommended to and approved by the Board of Directors. A copy of the Audit Committee charter is provided as Appendix B to this proxy statement.

The Audit Committee reviews the Company’s financial reporting process on behalf of our Board of Directors. Management of the Company has the primary responsibility for our financial statements and the reporting process, including the system of internal controls and procedures for financial reporting. Management has represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements.

The Audit Committee meets with our management and Deloitte & Touche, our independent auditors, to review our financial reporting and performance. During those meetings in fiscal 2004, the Audit Committee reviewed and discussed, among other things:

•	the appointment of Deloitte & Touche as our independent auditors;

•	the impact of the Sarbanes-Oxley Act of 2002, including the certifications required to be made by our Chief Executive Officer and Chief Financial Officer in the periodic reports we file with the SEC;

•	management’s evaluations of our internal controls and disclosure controls and procedures;

•	the annual audit by Deloitte & Touche, including risk assessments; and

•	our significant accounting policies.

The Audit Committee also met in private sessions with Deloitte & Touche in fiscal 2004. During the private sessions the Audit Committee confirmed that Deloitte & Touche was satisfied with the positions taken by management in the presentation of our financial results. Deloitte & Touche also confirmed that there were no matters regarding our internal controls requiring communication to the Audit Committee under generally accepted auditing standards. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended March 31, 2004 with management and Deloitte & Touche, as well as our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for fiscal 2004. This discussion included among other things:

•	critical accounting policies and practices used in the preparation of our financial statements;

•	the significance of any audit adjustments proposed by Deloitte & Touche;

•	confirmation that there were no matters of significant disagreement between our management and Deloitte & Touche during the audit; and

•	other matters required to be discussed by Statements of Auditing Standards.

The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Deloitte & Touche its independence.

Based on the reviews and discussions described above, the Audit Committee recommended, among other things, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2004.

This report has been provided by the Audit Committee:	William S. Barrack, Jr. Gilbert L. Klemann, II B. Clyde Preslar William S. Sheridan, Chairman

The information contained in this “Audit Committee Report” is not soliciting material and is not and will not be deemed filed with the SEC and is not and will not be incorporated by reference in any filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and regardless of any general incorporation language in any such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended March 31, 2004.

ADVANCE NOTICE OF SHAREHOLDER PROPOSALS

We anticipate that our 2005 annual meeting of shareholders will be held in August 2005, on approximately the same date as the 2004 annual meeting. Shareholders having proposals that they desire to present at the 2005 annual meeting of our shareholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us at our principal executive office in Wilson, North Carolina, not later than February 25, 2005. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and we direct your close attention to that Rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal at the 2005 annual meeting of which we do not have notice prior to May 10, 2005. Proposals may be mailed to Secretary, Standard Commercial Corporation, 2201 Miller Road, Wilson, North Carolina 27893. In addition, our bylaws require that shareholders give at least 120 days advance notice and furnish certain information to us in order to bring a matter of business before an annual meeting or to nominate a person for election as a director.

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them. Under our bylaws, shareholders desiring to submit a matter for consideration at the meeting were required to give notice to us by April 15, 2004. We have not received any notices and, accordingly, no matters may be presented at the meeting by shareholders.

By Order of the Board of Directors

June 18, 2004	/s/ Henry C. Babb
Henry C. Babb
Senior Vice President,
Secretary and General Counsel

APPENDIX A

Standard Commercial Corporation

Corporate Governance Guidelines

The Board of Directors has established the following Corporate Governance Guidelines:

Role of the Board

The Directors are elected by the shareholders, in accordance with the Bylaws of the Company, to govern the Company on their behalf and to authorize and oversee the actions of management.

In particular, Director’s responsibilities include:

•	Providing general oversight of the Company’s business.

•	Evaluating present and future opportunities, threats and risks.

•	Approving corporate strategy and business plans.

•	Approving the organization structure and policies of the Company.

•	Approving major management initiatives and capital expenditures.

•	Providing oversight of legal and ethical conduct to ensure a culture of good corporate citizenship.

•	Nominating, compensating and evaluating Directors.

•	Electing the Chief Executive Officer, Chairman of the Board and other officers.

•	Approving compensation and succession plans for the Company’s executives.

•	Approving the formation of committees of the Board and determining their authority.

•	Ensuring that there are adequate internal controls that provide valid and reliable relevant information.

•	Monitoring the performance of Company operations.

•	Ensuring that there is proper disclosure of information to shareholders and others.

•	Overseeing the delegation of responsibilities.

2.	Size of the Board

The Board may vary its size from time to time in accordance with the Bylaws. The Board believes that normally there should be nine members but recognizes that there may be reason to have more than that number.

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3.	Independence of Directors

a.	Mix of Independent Directors and Officer Directors

There should always be a substantial majority of Independent Directors. The Chief Executive Officer should be a Board member. One or more officers may from time to time be Board members, but no officer other than the Chief Executive Officer should expect to be elected to the Board by virtue of his office.

b.	Criteria to Qualify as an Independent Director

A Director will be considered an Independent Director only if the Board has determined that the Director has no material relationship with the Company and that the Director:

1.	has not within the previous five years been an employee of the Company or any of its subsidiaries or affiliates;

2.	has not within the previous five years either personally or through any immediate family member been or been associated with a supplier to or customer of the Company with regard to goods or services;

3.	receives no compensation, directly or indirectly, from the Company other than compensation as a Director or dividends as a shareholder;

4.	does not have an immediate family member who is, or within the past three years has been, employed as an officer of the Company or any of its subsidiaries or affiliates;

5.	has not within the previous five years been associated with the independent auditors or former independent auditors of the Company;

6.	has not within the previous five years been part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the Director;

7.	does not have a relationship with the Company which, in the opinion of the Board, would prejudice his independence;

8.	is not associated with a charitable organization to which the Company has made a substantial contribution;

9.	does not have an immediate family member who within the previous five years has held a position that falls within the scope of Section 3.b.5, 3.b.6 or 3.b.8; and

10.	meets the independence tests required from time to time by the New York Stock Exchange, the Securities and Exchange Commission, the Internal Revenue Service (“NYSE,” “SEC,” or “IRS,” respectively) or any other regulatory body.

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c.	Executive Session of Independent Directors

At least once a year, and as often as the Independent Directors deem advisable, the Independent Directors shall meet in executive session without the Chief Executive Officer. During at least one such session each year the Independent Directors will review the Chief Executive Officer’s performance. The results of this review shall be discussed with the Chief Executive Officer and considered by the Compensation Committee when establishing compensation for the following year.

4.	Composition of the Board

a.	Criteria for Selection

The Board should be composed of Directors who combine good character and reputation, relevant experience and sound judgment.

b.	Tenure of Office

Directors are elected by shareholders, in accordance with the Bylaws of the Company and the North Carolina Business Corporation Act, for terms of three years.

1.	Non-employee Directors shall not offer themselves for re-election at the end of the term of office during which their 72nd birthday falls.

2.	Non-employee Directors shall not offer themselves for re-election at the end of their fifth term of office.

3.	A non-employee Director who retires or changes employment is required to advise the Board accordingly and offer to resign.

4.	Employee Directors are required to resign from the Board when they retire or otherwise cease to be active employees of the Company.

c.	Orientation

The Company shall arrange an orientation for each new Director within 60 days of election.

d.	Continuing Education

Directors are encouraged to pursue continuing education, the expense of which the Company will, to the extent approved by the Board, reimburse them.

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5.	Functioning of the Board

a.	Chairman of the Board

Each year, at the first Board meeting following the annual meeting of shareholders, the Board will elect one of their number as Chairman of the Board for the ensuing year. The duties and responsibilities of the Chairman of the Board are determined by the Board and described in Appendix A attached to these Guidelines.

b.	Lead Director

When the Chairman of the Board is not an Independent Director, the Independent Directors will, each year, at the time of the first Board meeting following the annual meeting of shareholders, elect one of their number as Lead Director. The duties and responsibilities of Lead Director are determined by the Board and described in Appendix A attached to these Guidelines.

c.	Secretary

The Secretary of the Company shall act as Secretary of the Board and will keep all minutes, records and documents relating to the Board and will keep the Board up to date with all relevant statutory, regulatory and exchange requirements.

d.	Agenda

In consultation with the Chairman of the Board, the Chief Executive Officer and the Lead Director if the Chairman of the Board is not an Independent Director, the Secretary will be responsible for preparing the agenda for each Board meeting and circulating it, prior to the meeting date, to members of the Board for comment. Directors should submit to the Secretary items that they wish to be included in the Agenda.

e.	Board Materials

The Company will provide Board and committee materials to the Directors sufficiently in advance of each meeting that the Directors will be able to review them in depth prior to the meeting.

f.	Attendance

Directors are expected to attend all meetings of the Board and any committees on which they serve, although unforeseen circumstances and pre-existing conflicts may be acceptable excuses for non-attendance.

g.	Conflict of Interest

A Director is expected to declare to the Board any conflict of interest or interest that might reasonably be thought to represent a conflict and the Board may exclude such Director from discussion of or voting on any issue or issues affected by what it deems to be a conflict of interest.

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h.	Other Directorships

A Director must obtain the consent of the Board before accepting a directorship or principal role with another entity

i.	Board Communications

Only the Chairman of the Board, the Chief Executive Officer and the Lead Director if the Chairman of the Board is not an Independent Director shall be authorized to communicate regarding Company business with investors, the press, customers or others outside the Company.

j.	Matters Requiring Board Approval

The Board shall at all times maintain in effect a statement of matters requiring its approval.

k.	Code of Business Conduct

The Board shall at all times maintain in effect a code of business conduct (as the same shall be amended from time to time), attached as Appendix B.

6.	Consultation with Executives and Independent Advisors

In carrying out their duties, a Director, the Board or a committee of the Board may consult with any executive of the Company and with independent advisors, either in Board or committee meetings or in private meetings between one or more Board or committee members and such persons. The Company will pay for the fees and expenses of any independent advisors, provided the engagement and compensation are approved in advance by a majority of the Independent Directors of the Board or a majority of the Independent Director members of a committee.

7.	Board Committees

a.	Number of Committees

The Board may appoint or disband committees of the Board, except that there must always be Audit, Compensation, and Nominating and Corporate Governance Committees and any other committees as may be required by the NYSE, the SEC, the IRS or any other regulatory body.

b.	Structure

The rules, regulations and procedures of each committee, which specifically set out its duties and delegated powers, will be approved initially and reviewed periodically by the Board. Such reviews must ensure that committee rules, regulations and procedures conform to regulations laid down from time to time by the NYSE, the SEC and other regulatory bodies. The rules, regulations and procedures of each committee are attached to these Guidelines as Appendix C.

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c.	Independence

Only Independent Directors may serve on the Audit, Compensation, and Nominating and Corporate Governance Committees.

d.	Chairman and Membership

The chairman and members of each committee will be appointed by the Board when the committee is formed and thereafter at the first Board meeting following the Annual Meeting each year. The Nominating and Corporate Governance Committee will, after consulting the Chairman of the Board and the Lead Director if the Chairman of the Board is not an Independent Director, nominate, for consideration by the Board, the chairmen and members of the committees of the Board.

8.	Board and Director Evaluation

a.	Board Evaluation

Annually the Chairman of the Board (the Lead Director if the Chairman of the Board is not an Independent Director) will conduct an evaluation of the Board’s and its committees’ performance. He will canvass the views of members of the Board and executives who work closely with the Board. As part of this process the Board should establish performance criteria and the evaluation process should assess to what extent such criteria have been met. The Chairman of the Board or the Lead Director, as the case may be, will then present the findings of the evaluation to the Board.

b.	Individual Director Evaluation

The Chairman of the Nominating and Corporate Governance Committee will periodically conduct an evaluation of the performance of each Director and such evaluations shall be considered by the Nominating and Corporate Governance Committee in deciding upon nominations for reelection to the Board.

9.	Director Compensation, Equity Ownership, Stock Trading and Loans

a.	Compensation

The Nominating and Corporate Governance Committee will each year furnish the Board with information relevant to non-employee Director compensation including the practices of the Company’s competitors and industry generally. The Board will determine the compensation of the non-employee Directors. Employee Directors will serve without additional compensation on account of their Board membership.

b.	Equity Ownership

It is the policy of the Board that all Directors own Company stock. A significant portion of the overall compensation of Directors should be in the form of Company stock.

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In addition, the Board encourages Directors to purchase Company stock in compliance with the Company’s Insider Trading Policy.

c.	Stock Trading

Directors and their immediate families are prohibited from trading in Company stock other than during permitted periods. The Secretary will advise Directors when the window is open for trading, but ultimately it is the Director’s responsibility not to trade in Company stock when in possession of material non-public information. All Director transactions in Company stock must comply with the Company’s Insider Trading Policy, including reporting changes in equity ownership to the SEC and NSYE within two days after the day of the transaction.

d.	Loans to Directors

The Company shall not, directly or indirectly, extend, maintain or arrange for the extension of credit in the form of a personal loan to any Director.

Adopted	by the Board of Directors on April 14, 2004.

For attachments see Corporate Governance Guidelines as posted on the SCC website at: sccgroup.com

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APPENDIX B

STANDARD COMMERCIAL CORPORATION

AUDIT COMMITTEE

Rules, Regulations and Procedures

Approved by the Board of Directors on June 9, 2004

I. PURPOSE

The Audit Committee is established by and among the Board of Directors for the primary purpose of appointing the Company’s independent auditor and assisting the Board in:

•	Overseeing the accounting and financial reporting processes of the Company;

•	Overseeing the integrity of the Company’s financial statements;

•	Overseeing the Company’s compliance with legal and regulatory requirements;

•	Overseeing the independent auditor’s qualifications and independence;

•	Overseeing the performance of the Company’s independent auditor and internal audit function; and

•	Overseeing the Company’s disclosure controls and procedures, internal controls over financial reporting and compliance with ethical standards adopted by the Company.

Consistent with these responsibilities, the Audit Committee should encourage continuous improvement of and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee should also provide for open communication among the independent auditor, financial and senior management, the internal auditing function and the Board of Directors.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company will provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor, to any advisors that the Audit Committee chooses to engage, and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

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II. COMPOSITION

The Committee will be comprised of three to five directors as determined by the Board. Each Audit Committee member will have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), as affirmatively determined by the Board. All Committee members must be independent, including being free of disallowed compensation agreements, under all applicable rules and regulations.

At least one member of the Committee shall have accounting or related financial management experience. The Board will determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC. The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC.

All members of the Committee must comply with all financial literacy requirements of the securities exchange(s) on which the Company is listed. A director that satisfies the criteria for an audit committee financial expert is presumed to satisfy the heightened financial literacy required of one member of the Committee by the NYSE. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs, including those conducted by the Company or outside consultants.

If a Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and disclose such determination in the Company’s annual proxy statement

The members of the Committee will be elected by the Board at the annual organizational meeting of the Board and each member will serve until the Board elects his or her successor. Unless a chairperson is elected by the full Board, the members of the Committee may designate a chairperson by majority vote.

III. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee will:

Documents/Reports/Accounting Information Review

1.	Review these Rules, Regulations and Procedures at least annually and recommend to the Board of Directors any necessary amendments.

2.	Review and discuss with management and the independent auditor the Company’s annual financial statements, quarterly financial statements (prior to the Company’s 10-Q filings or release of earnings), and all internal controls reports (or summaries thereof); review other relevant reports or financial information submitted by the Company to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002; and relevant reports rendered by the independent auditor (or summaries thereof).

3.	Recommend to the Board whether the financial statements should be included in the annual report on Form 10-K.

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4.	Discuss earnings press release formats, including the type and presentation of information, paying particular attention to any pro forma or adjusted non-GAAP information. Such discussions may be in general terms (i.e., discussion of the types of information to be disclosed and the type of presentations to be made).

5.	Discuss financial information and earnings guidance provided to analysts and ratings agencies. Such discussions may be in general terms (i.e., discussion of the types of information to be disclosed and the type of presentations to be made).

6.	Review the regular internal reports to management (or summaries thereof) prepared by the internal auditing department, as well as management’s response.

Independent Auditor

7.	Appoint (and recommend that the Board submit for shareholder ratification, if applicable), compensate, retain, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor will report directly to the Committee and the Committee will oversee the resolution of disagreements between management and the independent auditor. Consider whether the auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence. Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 84 and SAS No. 90. Obtain from the independent auditor assurance that Section 10A(b) of the Securities and Exchange Act of 1934 (the “Exchange Act”) has not been implicated.

8.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

9.	Review with the independent auditor any problems or difficulties encountered in the course of the audit work relating to the conduct of the audit, including any restrictions on the scope of the activities or access to requested information and any significant disagreements with management, and management’s response; review the independent auditor’s attestation and report on management’s internal control report, from the time that such reports are prepared; and hold timely discussions with the independent auditor regarding the following:

•	All critical accounting policies and practices;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	Other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.

10.	At least annually, obtain and review a report by the independent auditor describing:

•	The firm’s internal quality-control procedures;

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•	Any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation conducted by governmental or professional authorities during the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues;

•	All relationships between the independent auditor and the Company, addressing the matters set forth in Independence Standards Board Standard No.1.

This report should be used to evaluate the independent auditor’s qualifications, performance, and independence. Further, the Committee will review the experience and qualifications of the lead partner and other senior members of the independent audit team each year and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The Committee will also consider whether there should be rotation of the firm itself.

11.	Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the full Board take, appropriate actions to oversee the independence of the outside auditor.

12.	Review and pre-approve (which may be pursuant to pre-approval policies and procedures) both audit and nonaudit services to be provided by the independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. The authority to grant pre-approvals may be delegated to one or more designated members of the Committee whose decisions will be presented to the full Committee at its next regularly scheduled meeting. Approval of nonaudit services will be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act. Any policy under which audit or nonaudit services are pre-approved must be detailed as to the particular services and the Committee must be informed of each service.

13.	Set clear hiring policies, compliant with governing laws and regulations, for employees or former employees of the independent auditor. Such policy should take into consideration the one-year “cooling-off period” for individuals in the role of Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, or the equivalent as required by Section 206 of the Sarbanes-Oxley Act, as well as other prohibited relationships under the related rules of the SEC.

14.	Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Financial Reporting Processes, Accounting Policies, and Internal Control Structure

15.	In consultation with the independent auditor and the internal auditor, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls and procedures and internal control over financial reporting).

16.	Receive and review any disclosure from the Company’s Chief Executive Officer or Chief Financial Officer made in connection with the certification of the Company’s quarterly and

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annual reports filed with the SEC of: a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

17.	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; major issues as to the adequacy of the Company’s internal controls; and any special audit steps adopted in light of material control deficiencies.

18.	Review analyses prepared by management (and the independent auditor as noted in Item 9 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

19.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

20.	Review the effect of regulatory and accounting initiatives, as well as off-balance-sheet structures, on the financial statements of the Company.

21.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

22.	Review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K.

23.	Establish procedures for the receipt retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

24.	Establish procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

25.	Review and advise on the selection and removal of the internal audit director.

26.	Review activities, organizational structure, budget, staffing and qualifications of the internal audit function.

27.	Annually, review and recommend changes (if any) to the internal audit charter.

28.	Periodically review with the internal audit director any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function’s work.

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29.	Review the results of the annual evaluation of the internal audit function by the independent auditor and the review of the independent auditor by the internal audit function. Make suggestions, as necessary, as a result of such review.

Ethical Compliance, Legal Compliance, and Risk Management

30.	Establish, review, and update periodically a code of business conduct and ethics and determine whether management has established a system to enforce this code. Determine whether the code is in compliance with all applicable rules and regulations.

31.	Review management’s monitoring of the Company’s compliance with its code of business conduct and ethics, and determine whether management has the proper review system in place such that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

32.	Review, with the Company’s counsel, legal compliance matters, including corporate securities trading policies.

33.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

34.	Discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial risk exposures and the steps management has undertaken to control them.

Other Responsibilities

35.	Review with the independent auditor, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices have been implemented.

36.	Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

37.	Conduct an annual performance assessment relative to the Audit Committee’s purpose, duties, and responsibilities outlined herein.

38.	Perform any other activities consistent with these Rules, Regulations and Procedures, the Company’s bylaws and governing law, as the Board deems necessary or appropriate.

IV. MEETINGS

The Audit Committee will hold four regular meetings per year and additional meetings as the Committee Chairman or a majority of the Committee deems necessary. In addition to the Committee members, these meetings normally will be attended by representatives of the independent auditor and by the Chief Internal Auditor. The Chief Financial Officer, the Chairman of the Board and the Chief Executive Officer and the General Counsel may attend, except for portions of the meetings at which their presence would, as determined by the Committee Chairman, be inappropriate. Meetings may be held by telephone. At least five days’ advance notice of a meeting shall be given to each member of the

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Committee by mail, facsimile or telephone. The Chairman of the Audit Committee shall set the agenda for each meeting.

Half the members of the Committee shall constitute a quorum. The affirmative vote of at least a majority of those present at a meeting or the unanimous consent of all the members of the Committee without a meeting shall be required to take action.

It shall be the responsibility of the Committee Chairman to keep the Chief Executive Officer and the Chief Financial Officer informed, to the extent he deems appropriate, of the deliberations and decisions of the Committee.

The Chief Internal Auditor or such other person designated by the Committee Chairman shall prepare minutes of the Committee’s meetings. After the minutes are amended to take account of the comments of the Committee and after they are approved by the Committee Chairman, they will be distributed to the Board.

V. AMENDMENT

The Committee may, in its discretion, amend Section IV of these Rules, Regulations and Procedures.

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APPENDIX C

Nominating and Corporate Governance Committee

Rules, Regulations and Procedures

Approved by the Board of Directors on April 14, 2004

A.	Composition

The Nominating and Corporate Governance Committee (“Committee”) shall be comprised of at least three and not more than five Independent Directors elected annually by the Board of Directors (“Board”). The Chairman of the Committee shall be one of its members elected annually by the Board to hold that office.

B.	Responsibilities

1. At a Committee meeting preceding the notice of the Annual Meeting of the Company’s shareholders being sent to the shareholders the Committee, having first evaluated both prospective candidates who are not Directors and Directors whose terms are coming to an end, will nominate, for consideration by the Board, candidates to serve as Directors to be voted upon by the shareholders at that Annual Meeting. At the first Board meeting following that Annual Meeting, the Committee will nominate, for consideration by the Board, the officers of the Company and the members and Chairmen of Board Committees for the following year. In considering the nomination of officers, the Committee will consult the Chief Executive Officer and the Chairman of the Board (the Lead Director if the Chairman of the Board is not an Independent Director).

2. When, between Annual Meetings of the shareholders, Directors are to be elected, the Committee will, having first evaluated prospective candidates, nominate candidates for consideration by the Board.

3. When someone other than an incumbent Director is elected a Director, the Chairman of the Committee will provide that person with orientation with regard to the affairs of the Company, including ensuring that person has been supplied with copies of the Company’s certificate of incorporation, by-laws, corporate governance guidelines, statement of matters requiring Board approval, code of business conduct, rules, regulations and procedures of the Board committees and other relevant documents.

4. The Chairman of the Committee will every two years conduct an evaluation of the performance of each Director and report the results of that evaluation to the Chairman of the Board (the Lead Director if the Chairman of the Board is not an Independent Director).

5. The Committee will from time to time advise the Board regarding then current trends in the compensation of non-employee directors, giving attention to competitors and industry generally.

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6. The Committee will recommend to the Board corporate governance guidelines and a statement of matters requiring Board approval, and monitor and report to the Board regarding the Company’s compliance with those requirements.

7. The Committee will monitor possible Director conflict of interest and recommend to the Board action in this respect.

8. The Committee will at its first meeting during the fiscal year evaluate its performance during the preceding fiscal year.

C.	Procedures

1. The Committee will meet as often as the Chairman of the Committee deems advisable.

2. Half the members of the Committee will constitute a quorum. The affirmative vote of at least a majority of the members present at a meeting or the unanimous consent of all the members of the Committee without a meeting shall be required to take action.

3. The Chairman, or such other person designated by him, will prepare minutes of any meeting of the Committee.

D.	Consultants

The Committee may, in its discretion and on such terms as it considers advisable, retain such consultants, including search firms, to advise and assist it in the performance of its duties. The Committee shall have the sole authority to retain, terminate and set the compensation for any search firm used to identify candidates for the Board. The compensation of such consultants will be paid by the Company. The consultants shall report to the Committee.

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APPENDIX D

Finance Committee Charter

Standard Commercial Corporation

(As amended, April 14, 2004)

I.	PURPOSE

The primary function of the Committee is to advise the Board of Directors with regard to the current financial condition of the Company and its future financial requirements, including financing needs, business planning policies, capital expenditures, dividends, stock repurchases, relations with the financial community, mergers, acquisitions and other major projects, management structure and policy development.

II.	COMPOSITION

The Committee shall be composed of not less than four and may be composed of all members of the Board of Directors. At least half of Committee members shall be independent¹ of management and shall have a working familiarity with principles of basic finance.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet prior to and in conjunction with each regularly scheduled meeting of the Board and at other such times and places as the Committee or the Board may direct.

Designated management representatives may attend at the invitation of the Committee. Non-Committee Board members may attend meetings at their discretion or the invitation of the Committee as needed. The Corporate Secretary or an alternate nominated by the Committee shall record and keep minutes of all Committee meetings.

IV.	RESPONSIBILITIES AND DUTIES

In order to fulfil its responsibilities and duties the Committee shall:

Board of Directors Meetings

1.	At regular Board meetings and at other times at the request of the Board, review and advise the Board with regard to:

•	The financial condition of the Company, including the Company’s financial statements for the latest quarter and same quarter for the preceding year; year-to-date and year-to-date one year ago fiscal year results; current profit and loss statement and balance sheet; area financial performance versus budget; and selected ratios for the Company, its divisions and those of selected competitors.

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•	Financing issues, including all debt and debt covenants, new and proposed programs and current liquidity position.

•	Capital expenditures for approved but incomplete major projects, new proposals, auxiliary expenditures for approved projects and post audits of major projects. The Finance Committee will be charged with approval responsibility for projects that exceed the Company’s limits up to $4,000,000. Projects over this amount will require full Board of Directors approval.

•	Dividend policy, based upon a review of the Company’s financial position, liquidity, legal restrictions and future financial requirements.

•	Business development projects to ensure consistency with long-range planning efforts.

•	External environment, including the review of investor relations activities and the performance of the Company’s common stock in comparison with its peers.

•	Develop and recommend to the Board financial policies and procedures to monitor and improve the items contained in paragraph one and such other topics as may from time-to-time be directed by the Board.

•	Annually, engage in a long-range, strategic planning discussion with management to develop future business goals and promote the enhancement of the Company’s share value.

•	Annually, or whenever there is a substantial change in business conditions, review the risk management environment of the Company.

Major Topics Schedule

In addition to the normal meeting agenda items, the following issues will be addressed at the respective normal Committee meetings:

June meeting to focus on banking and treasury environment;

August meeting to focus on strategic planning discussions;

November meeting to focus on risk management environment and evaluate the performance of the Committee during the preceding fiscal year; and

April meeting to focus on fiscal year earnings outlook.

(Note) the February meeting will address the Strategic Plan presentation to the full Board.

¹	The term “independent” as used here is intended to be distinct from and broader than the definition of “Independent Director” found in the Company’s Corporate Governance Guidelines.

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EXHIBIT E

STANDARD COMMERCIAL CORPORATION

2004 PERFORMANCE IMPROVEMENT

COMPENSATION PLAN

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SECTION 12 - CHANGE IN CONTROL	18

SECTION 13 - AMENDMENT AND TERMINATION	19

SECTION 14 - GENERAL PROVISIONS	19

SECTION 15 - TERM OF THE PLAN	22

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STANDARD COMMERCIAL CORPORATION

2004 Performance Improvement Compensation Plan

SECTION 1 - Purpose

This plan shall be known as the “Standard Commercial Corporation 2004 Performance Improvement Compensation Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Standard Commercial Corporation, a North Carolina corporation (the “Company”) and its stockholders, by (i) attracting and retaining key officers, employees and non-employee directors of the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking compensation to the long-term interests of stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code (as defined below), the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2 - Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, or Performance Award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish that are not inconsistent with the provisions of this Plan.

“Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award which may, but need not, be executed by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant, or (iii) the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, provided that if a Participant is a party to an employment or individual severance agreement that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such agreement. For purposes of this paragraph, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s

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action or omission was in the best interest of the Company. Any determination of Cause shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the occurrence of any of the following events:

(i)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a change in control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a change in control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by the Company, any Affiliate or any Subsidiary, or (2) the Company, any Affiliate or any Subsidiary.

(ii)	The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”) and who cease for any reason other than death to constitute a majority of the Board; provided, however, that if the election or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

(iii)	Approval by stockholders of the Company and consummation of:

(1)	A merger, consolidation or reorganization involving the Company, unless,

(a)	The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or its parent corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(b)	The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the Board of

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(c)	Directors of the Surviving Corporation; and

(d)	No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities) has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.

(2)	A complete liquidation or dissolution of the Company; or

(3)	An agreement for and consummation of the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a change in control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a change in control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a change in control shall occur.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board so long as it is composed solely of not less than two Non-Employee Directors, all of whom shall also be “outside directors” with respect to Section 162(m) of the Code, and shall otherwise meet any “independence” requirements promulgated by any stock exchange on which the Shares are listed, or such other committee meeting those requirements as the Board appoints.

“Company” shall mean Standard Commercial Corporation, a North Carolina corporation, and its successors and assigns. The term “Company” shall include any corporation or limited liability company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code) which includes the Company, any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code) with the Company, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414 (m) of the Code) which includes the Company, and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. With respect to all purposes of the Plan, including, but not limited to, the establishment, amendment, termination, operation and administration of the Plan, Standard Commercial Corporation shall be authorized to act on behalf of all other entities included within the definition of Company.

“Covered Officer” shall mean at any date (i) any individual who, with respect to the previous tax year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m),

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excluding any such individual whom the Committee, in its discretion, reasonably expects not to be a “covered employee” with respect to the current tax year of the Company and (ii) any individual who was not a “covered employee” under 162(m) for the previous tax year of the Company, but whom the Committee, in its discretion, reasonably expects to be a “covered employee” with respect to the current tax year of the Company or with respect to the tax year of the Company in which any applicable Award will be paid.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the terms of the long-term disability plan then in effect at the Company, Subsidiary or Affiliate employing the Participant at the onset of such total and permanent disability, provided that if a Participant is a party to an employment or individual severance agreement that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement.

“Employee” shall mean an employee of the Company or of any Subsidiary or Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to the Shares, shall mean (i) the closing sales price of the Shares on the New York Stock Exchange or any other such exchange on which the Shares are traded on such date, or in the absence of reported sales on such date, the closing sales price on the immediately succeeding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date, provided that for purposes of a grant of Restricted Shares or Performance Awards as of any date, the average of the closing sales price of the Shares on the New York Stock Exchange for the twenty (20) trading days prior to such date, or such alternative methods established by the Committee.

“Grant Date” shall mean the date on which an Award is granted to a Participant by the Company, as evidenced by an Award Agreement.

“Grant Price” shall mean the price established at the time of grant of an Award or a SAR to a Participant by the Company, as evidenced by an Award Agreement.

“Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 or 9 of the Plan and is not intended to be an Incentive Stock Option.

“Non-Employee Director” shall mean a member of the Board who is not an Employee or officer of the Company or any of its Subsidiaries or Affiliates.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

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“Participant” shall mean any Officer, Employee or Non-Employee Director who receives an Award under the Plan.

“Performance Award” shall mean any right granted under Section 8 or 10 of the Plan.

“Performance Goals” shall mean the performance goals selected by the Committee pursuant to Sections 8 or 10 for applicability to Performance Awards under the Plan.

“Performance Period” shall mean the performance period determined by the Committee for purposes of Performance Awards under Section 8 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Share” shall mean any Share granted under Sections 7 and 9 of the Plan.

“Restricted Share Unit” shall mean any unit granted under Sections 7 and 9 of the Plan.

“Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, voluntary termination of employment on or after the attainment by the Participant of such age as established by the Committee in its sole discretion; provided that if a Participant is a party to an employment or individual severance agreement that defines the term “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such agreement.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Shares” shall mean shares of the common stock, $0.20 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

“Stock Appreciation Right or SAR” shall mean a stock appreciation right granted under Section 6 or 9 of the Plan which entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of the Share on the date of exercise over the Fair Market Value of the Share on the Grant Date or such other lesser amount as determined by the Committee and specified in an Award Agreement.

“Subsidiary” shall mean any Corporation or other Person of which a majority of the Voting Power or its equity securities or equity interest is owned directly or indirectly by the Company.

“Substitute Awards” shall mean Awards granted solely in substitution for outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

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“Termination of Employment or Service” shall mean the discontinuance of employment or service of a Participant with the Company for any reason. The determination whether a Participant has discontinued employment or service shall be made by the Committee in its discretion. In determining whether a discontinuance of employment or service has occurred, the Committee may provide that service as a consultant to the Company or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment by the company.

SECTION 3 - Administration

A.	Authority of the Committee. Except as provided by Section 9 hereof, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6 (B), amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan subject to the exclusive authority of the Board under Section 13 hereunder to amend or terminate the Plan.

B.	Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary and Affiliate, any Participant, any holder or beneficiary of any Award, any Employee and any Non-Employee Director.

C.	Action by the Committee. The Committee shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum and the decision of a majority of those present at which a quorum is present shall constitute the decision of the Committee. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or SAR or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered by and on behalf of the Company following the grant of the Award. The Committee may appoint a secretary who need not be a member of the committee and may make such rules and regulations for the conduct of its business as it shall deem advisable.

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D.	Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more of its members or to officers or managers of the Company or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section; provided that when so delegating, the Committee shall fix the aggregate maximum amount of such Awards and the maximum Award for any one Participant that may be awarded by such delegate(s).

E.	No Liability. No member of the Board or Committee or any delegate, officer or manager of the Company or any Subsidiary or Affiliate shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

SECTION 4 - Shares Available for Awards

A.	Shares Available. Subject to the provisions of Section 4(B) hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 1,205,430 (which includes 405,430 Shares with respect to which awards under the 2001 Performance Improvement Compensation Plan (the “2001 Plan”) were authorized but not granted). Notwithstanding the foregoing and subject to adjustment as provided in Section 4(B), if, after the effective date of the Plan, any Shares covered by an Award granted under this Plan or the 2001 Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted under this Plan or the 2001 Plan is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Subject to adjustment as provided in Section 4(B) hereof, the number of Shares with respect to which Options and/or SARs may be granted to any one Participant in any one calendar year shall be no more than 100,000 Shares.

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B.	Adjustments.

(i)	The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(ii)	In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable: (1) adjust any or all of (a) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (b) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; (c) the Grant Price or Option price with respect to any Award under the Plan; (d) the Section 162(m) individual limits; and (e) appropriate Fair Market Value and other price determinations for such Awards; provided that the number of shares subject to any Award shall always be a whole number; (2) in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, issue or assume Options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Options for previously issued Options or an assumption of previously issued Options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, Awards and the termination of unexercised Options in connection with such transaction; or (3) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

C.	Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

D.	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company

SECTION 5 - Eligibility

Any Employee or Non-Employee Director shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to Section 9.

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SECTION 6 - Stock Options AND STOCK APPRECIATION RIGHTS

A.	Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to grant Options and SARs, determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the Option Price or Grant Price and the conditions and limitations applicable to the exercise of the Option and SAR. An Option may be granted with or without a SAR. SARs may be granted in tandem with Options, in addition to Options or freestanding and unrelated to Options. SARs granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. Each grant shall be evidenced by an Award Agreement specifying the Grant Date, when the Award vests, the Option Price or Grant Price, the number of Shares subject to the Award, the effect of the Termination of Employment upon the exercisability of the Option or SAR and such other provisions as the Committee shall determine. The Committee shall have the authority to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of Options. The terms and conditions of grants of Incentive Stock Options and SARs related to such Incentive Stock Options shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options and SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option and SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options and SARs related to such Incentive Stock Option are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422 of the Code of the Employee’s employer corporation and the Company and its Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

B.	Option/Grant Price. The Committee in its sole discretion shall establish the Option Price or Grant Price at the time each Option or SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option or the Grant Price of an SAR may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option or SAR is granted on the Grant Date. Except as permitted by the provisions of Sections 4(B) and 14(C) hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, or (iii) take any other action that would be considered a repricing under applicable stock exchange regulations.

C.	Term. Subject to the Committee’s authority under Section 3(A) and the provisions of Section 6(E), each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options and related SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

D.	Exercise.

(i)

Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, however, that, except as provided by the Committee in the case of a Change in Control or a Termination of Employment, no Option or SAR granted under this Plan may be exercised until one (1) year after the Grant Date thereof.

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The Committee shall have full and complete authority to determine, subject to Section 6(E) herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR; or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(ii)	The Committee may impose such conditions with respect to the exercise of Options and SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option or SAR granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(iii)	An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and in the case of options, payment in full to the Company at said office of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. A SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. The exercise of either an Option or a SAR related to an Option shall result in the termination of its related SAR or Option, as the case may be, to the extent of the number of Shares with respect to which either the Option and related SAR is exercised.

(iv)	Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (a) in whole Shares held by the Participant for at least six (6) months and valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (b) by a combination of cash (or cash equivalents) and Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

(v)	At the Committee’s discretion the amount payable as a result of the exercise of a SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof. The Committee shall have sole and absolute discretion as to the timing of any payment made upon the exercise of a SAR. Payment may be made in a lump sum, in annual installments or may be otherwise deferred. If payments are deferred, the Committee shall have the sole and absolute discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

E.

Ten Percent Stockholder Rule. Notwithstanding any other provisions in the Plan, if at the time an Incentive Stock Option and related SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the

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Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any such Option and related SAR shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option price shall be not less than 110% of the Fair Market Value of the Shares, and such Option and related SAR by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7 - Restricted SHARES and Restricted SHARE Units

A.	Grant.

(i)	Subject to the provisions of the Plan, the Committee shall have sole and complete authority to grant Restricted Shares and Restricted Share Units, determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)	Each Restricted Share or Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement. Such Award Agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Restricted Shares or Restricted Share Units to forfeiture and transfer restrictions. Notwithstanding the foregoing, except as provided by the Committee in the case of a Change in Control or a Termination of Employment or Service, no restrictions on time-vesting Restricted Shares or Restricted Share Units may lapse until three (3) years after the Grant Date. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

B.

Delivery of Shares and Transfer Restrictions on Restricted Shares. The Company may implement the grant of a Restricted Share Award by (i) credit to a bookkeeping account maintained by the Company evidencing the accrual to a Participant of unsecured and unfunded rights to receive, subject to the terms of the Restricted Share Award, Shares of the Company or (ii) delivery of certificates for Shares of the Company to the Participant who must execute appropriate stock powers in blank and return the certificates and stock powers to the Company. Such certificates and stock powers shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and the certificate shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee of a Restricted Share Award shall have all rights of a stockholder with

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respect to the Restricted Shares, including the right to receive dividends (subject to Section 7.C and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii), except as otherwise determined by the Committee, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company, for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. No Shares will be issued at the time a Restricted Share Unit is granted and the grantee of a Restricted Share Unit Award shall not have any rights of a stockholder unless and until Shares are delivered in settlement of the Award.

C.	Dividends and Dividend Equivalents. Except as otherwise determined by the Committee, any Shares, any other securities of the Company and any other property distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares. In the case of Restricted Share Unit Awards, the Committee shall determine whether and to what extent dividends payable on Shares will be credited to the account of a Participant or reinvested in additional Restricted Share Units.

D.	Termination of Restrictions on Restricted Shares. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement or in the Plan shall lapse. A stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

E.	Payment of Restricted Share Units. Upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable award agreement, the Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee. At such time, each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of. Except as otherwise determined by the Committee, all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

SECTION 8 - Performance Awards

A.

Grant. The Committee shall have sole and complete authority to grant a Performance Award, determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards for which different Performance Periods are prescribed.

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Awards to Covered Officers intended to be “qualified performance-based” compensation under Section 162(m) shall be subject to the terms and provisions of Section 10 hereof.

B.	Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may change specific provisions of the Performance Award; provided, however, that such change may not adversely affect existing Performance Awards made within a Performance Period commencing prior to implementation of the change. On or about the close of, and if appropriate and in accordance with Section 10(C) during the term of each Performance Period, the Committee shall determine whether the Performance Goals have been met and the amount of Performance Awards to be paid to a Participant. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

C.	Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. If there is a Termination of Employment or Service with the Company during a Performance Period because of death, Disability, Retirement or other circumstance in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determine by the Committee, may be entitled to a payment of a Performance Award at the end of the Performance Period based upon the extent to which the Performance Goals were satisfied at the end of such period and prorationed for the portion of the Performance Period during which the Participant was employed by the Company; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable. Unless otherwise determined by the Committee, Termination of Employment or Service prior to the end of any Performance will result in the forfeiture of the Performance Award and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

SECTION 9 - Non-Employee Director Awards

A.	Authority of the Board. Subject to the provisions of the Plan and applicable law, the Board may, in its sole and absolute discretion, grant and administer Awards to Non-Employee Directors in the form of Nonqualified Stock Options, SARs, Restricted Shares or Restricted Share Units. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board.

B.	Aggregate Limit. Options or Awards in respect of no more than 250,000 Shares shall be granted to Non-Employee Directors under the Plan.

C.	Individual Limit. Options or Awards in respect of no more than 10,000 Shares shall be granted to any Non-Employee Director in any calendar year under the Plan.

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SECTION 10 - Provisions Applicable to section 162(-M) “Performance-Based” Awards

A.	The Committee may designate Awards to Covered Officers that vest or become exercisable upon the attainment of performance targets related to one or more Performance Goals selected by the Committee as “qualified performance-based compensation”. Such Performance Goals may be established on a Company-wide basis or with respect to one or more operating units or divisions, Subsidiaries or Affiliates. For Awards designated as “qualified performance-based compensation”, Performance Goals shall be selected from among the goals specified below:

(i)	economic value or economic profit

(ii)	earnings before interest, taxes, depreciation and/or amortization

(iii)	operating income or profit

(iv)	operating efficiencies

(v)	return on equity, assets, capital, capital employed, or investment

(vi)	after tax operating income

(vii)	net income

(viii)	earnings or book value per Share

(ix)	cash flow(s)

(x)	total sales or revenues or sales or revenues per employee

(xi)	production (separate work units or SWUs)

(xii)	stock price or total shareholder return

(xiii)	dividends

(xiv)	strategic business objectives, consisting of one or more objectives based on meeting specified targets such as cost reduction goals, business expansion goals and goals relating to acquisitions or divestiture or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies; and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding or to assets or net assets

(xv)	any other objective performance criteria established by the Committee.

B.	The maximum annual number of Shares in respect of which all Share-denominated “qualified performance-based” Performance Awards may be granted with respect to any Performance Period under the Plan is 100,000 and the maximum payout of in respect of all cash-denominated “qualified performance-based” Performance Awards that may be granted with respect to any Performance Period under the Plan is $1,000,000.

C.

To the extent necessary to comply with Section 162(m), no later than 90 days following the commencement of each Performance Period or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the Performance Goal or Goals applicable to the Performance Period, (2) establish the various targets and amounts which may be earned for such Performance Period, and (3) specify the relationship between Performance Goals and targets and the amounts to be earned by each Covered Officer for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved and the amounts, if any, payable to Covered Officers for such Performance Period. In determining the amount earned by a

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Covered Officer for a given Performance Period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

SECTION 11 - TERMINATION OF EMPLOYMENT OR SERVICE

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Employment or Service with the Company, its Subsidiaries and Affiliates. The Committee shall have the discretion, exercisable either at the time the Award is granted or at the time of Termination of Employment of Service, to establish as a provision applicable to the exercise of one or more Awards that during the period of exercisability following Termination of Employment the Award may be exercised not only with respect to the number of Shares which are exercisable at the time of the Termination of Employment but also with respect to one or more subsequent installments under that Award would have become exercisable had the Termination of Employment or services not occurred.

SECTION 12 - Change in Control

Unless otherwise provided in an Award Agreement, and subject to the approval of the Committee, upon the occurrence of a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted, in accordance with the following:

A.	All then outstanding Performance Awards with respect to which the applicable Performance Period has not been completed shall be paid as soon as practicable as follows:

(i)	the applicable Performance Period shall be deemed to have ended on the date of the Change in Control; and

(ii)	the percent of goal achieved shall be measured as of the latest financial reporting date preceding the date of the Change in Control; and

(ii)	the payment to the Participant shall be the amount determined in the manner stated in the Award Agreement, and this amount shall then be multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to the date of the Change in Control, and the denominator of which is the total number of months in the original Performance Period; and

(iii)	upon the making of such payment, the Award Agreement pertaining to such Performance Award shall be cancelled and shall have no further force or effect.

B.	All then outstanding but not previously exercisable and vested Options shall become immediately exercisable and fully vested.

C.	Restrictions applicable to Awards of Restricted Shares or Restricted Share Units shall lapse and the Company shall remove all restrictive legends and stop-transfer orders applicable to the certificates for such Shares and deliver such certificates to the Participants in whose name they are registered.

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SECTION 13 - Amendment and Termination

A.	Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any tax or regulatory requirement or with which the Board deems it necessary or desirable to comply, including, without limitation, the rules of the applicable stock exchange; (ii) such amendment alters the group of persons eligible to participate under the Plan; (iii) such amendment increases the maximum number of Shares which are available for Awards or the individual Award limitations under the Plan; or (iv) such amendment materially increase the benefits accruing to Participants under the Plan.

B.	Amendments to Awards. Subject to the restrictions of Section 6(B), the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or except that the Committee shall have the right and power to:

(i)	annul any Award if the Participant is terminated for Cause;

(ii)	provide in an Award Agreement for the forfeiture of Shares or other gain under an Award as determined by the Committee for competing against the Company; and

(iii)	convert any outstanding Incentive Stock Option to a Non-Qualified Stock Option.

C.	Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, to make adjustments in the terms and conditions of, and the Performance Goals and targets included in Awards in recognition of (i) unusual or nonrecurring events (including, without limitation, the events described in Section 4(B) hereof) affecting the Company, any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or (ii) changes in applicable laws, regulations, or accounting principles, (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).

SECTION 14 - General Provisions

A.	Awards Nontransferable. Except as otherwise determined by the Compensation Committee, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

B.	Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other

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securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

C.	Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under, or the payment of cash in respect of, any Award or any action permitted under the Plan, upon such terms and conditions as the Committee may establish from time to time. A Participant may electively defer receipt of the Shares or cash otherwise payable in respect of any Award upon such terms and conditions as the Committee may establish from time to time.

D.	No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation to treat uniformly Employees, Non-Employee Directors, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

E.	Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each person purchasing Shares pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the Shares without a view to distribution thereof.

F.	Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided that, if necessary to avoid adverse accounting treatment, Share withholding shall be limited to the statutory required minimum.

G.	Award Agreements. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

H.	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted shares and other awards of the types authorized (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

I.	No Impact on Continuing Benefits. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of continuing benefits under

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any employee benefit plan or other arrangement of the Company for the benefit of its employees.

J.	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

K.	No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become a holder of such Shares. The applicable Award Agreement shall specify to what extent the Participant shall be entitled to the rights of a stockholder in respect of Restricted Shares.

L.	Governing Law. The validity, construction, and effect of the Plan and any rules, regulations, and procedures relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of North Carolina without giving effect to the conflict of law principles thereof, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended.

M.	Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

N.	Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b), and any payment tendered to the Company by a Participant, holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

O.	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

P.

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any

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rights thereto shall be canceled, terminated or otherwise eliminated.

Q.	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

R.	Binding Effect. The terms of the Plan shall be binding upon the Company and its successors and assigns, and the Participants and their legal representatives.

S.	Employees in Countries Other Than the United States of America. The Committee may adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of countries other than the United States of America in which the Company or any Subsidiary or Affiliate operates, to assure benefits from Awards granted under this Plan and to meet the objectives and requirements of this Plan.

T.	Share Registration. The Company shall not be required to issue or deliver any certificates for Shares prior to:

(i)	the listing of such Shares on any stock exchange on which the Shares may then be listed, and

(ii)	the completion of any registration or qualification of such Shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

SECTION 15 - Term of the Plan

A.	Effective Date. The Plan shall be effective as of June 9, 2004.

Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

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STANDARD COMMERCIAL CORPORATION

Annual Meeting of Shareholders

Hardy Alumni Hall

400 Atlantic Christian Drive

Barton College

Wilson, North Carolina

August 10, 2004

12:00 Noon

Shareholders are invited to a luncheon immediately following the Annual Meeting. If you plan to attend, please complete and return the enclosed card directly to the Company in the envelope provided or telephone Carol Whitehead at 252-291-5507, Extension 259. If you need directions to Barton College please contact Mrs. Whitehead.

ê FOLD AND DETACH HEREê

SHAREHOLDER RECORD DATA

(Continued from other side)

A MAJORITY OF SAID PROXIES OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACT, OR IF ONLY ONE SHALL BE PRESENT AND ACT, THEN THAT ONE SHALL HAVE AND MAY EXERCISE ALL THE POWERS OF SAID PROXIES HEREUNDER.

Dated

[Signature(s)]

[Signature(s)]

Please date and sign as name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation, partnership, estate, trust or other shareholder, state your capacity or otherwise indicate that you are authorized to sign.

PLEASE COMPLETE, SIGN AND RETURN AS SOON AS POSSIBLE IN ENCLOSED ENVELOPE.

ê FOLD AND DETACH HERE ê

STANDARD COMMERCIAL CORPORATION

Proxy solicited on behalf of the Board of Directors

The undersigned hereby appoints Henry C. Babb and Timothy S. Price proxies, each with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of STANDARD COMMERCIAL CORPORATION to be held at Hardy Alumni Hall, Barton College in Wilson, North Carolina, on August 10, 2004 and at any adjournments thereof.

(1)	ELECTION OF DIRECTORS:

☐ FOR all nominees listed below	☐ VOTE WITHHOLD

(INSTRUCTION: To withhold vote for individual nominee(s), strike a line through the name(s) in the list below.)

Three-year terms expiring in 2007: Nigel G. Howard, Robert A. Sheets, William S. Sheridan

(2)	Adopt the 2004 Performance Improvement Compensation Plan and reserve 800,000 shares thereunder.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	In the discretion of such proxies, upon such other business as may properly come before the meeting.

(Continued, and to be signed on the other side)